AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON



                                November 11, 2004


                                 AMENDMENT NO. 6


                                       TO
                           REGISTRATION NO. 333-113546

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                          YUKON GOLD CORPORATION, INC.
                 (name of small business issuer in its charter)

              DELAWARE                                1000                             98-0413063
    (State or other jurisdiction          (Primary Standard Industrial              (I.R.S. Employer
 Of incorporation or organization)        Classification Code Number)             Identification No.)


                          YUKON GOLD CORPORATION, INC.
                                 347 Bay Street
                                    Suite 408
                            Toronto, Ontario M5H 2R7
                             Telephone: 416-865-9930
                             Facsimile: 416-865-1250
                     (Name, address, including zip code, and
                           telephone number, including
                        area code, of agent for service)

                          Copies of communications to:

                               Jonathan H. Gardner
                              Kavinoky & Cook, LLP
                               120 Delaware Avenue
                             Buffalo, New York 14202

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

CALCULATION OF REGISTRATION FEE:

Title Of Each Class Of       Amount to be         Proposed Maximum      Proposed Maximum     Amount of
Securities To Be Registered  registered           offering price per    aggregate offering   Registration Fee
                                                  share (1)             price (1)
Common Stock,                4,469,483            $0.50                 $2,234,742           $207.00
Par Value $0.0001 per Share

(1) The offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(C). Our common stock is not traded on any national exchange. The offering price shown above was determined by the Company.

                                      (ii)

CROSS REFERENCE SHEET SHOWING THE LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM SB-2


PART  I         INFORMATION  REQUIRED  IN  PROSPECTUS                   SECTION
      1.        Front of Registration Statement                         Front of Registration
                and Outside Front Cover of                              Statement and outside
                Prospectus                                              front cover of Prospectus

      2.        Inside Front and Outside Back                           Inside Front Cover Page
                Cover Pages of Prospectus                               of Prospectus and
                                                                        Outside Front cover
                                                                        Page of Prospectus

      3.        Summary Information and Risk Factors                    Prospectus  Summary;
                                                                        Risks Factors

      4.        Use of Proceeds                                         Use of Proceeds

      5.        Determination of Offering Price                         Prospectus Summary;
                                                                        Determination of Offering Price

      6.        Dilution                                                Risk Factors; Dilution

      7.        Selling Security Holders                                Selling Shareholders and
                and Plan of Distribution                                Plan of Distribution

      8.        Plan of Distribution                                    Selling Shareholders and
                                                                        Plan of Distribution

      9.        Legal Proceedings                                       Legal Proceedings

      10.       Directors, Executive Officers,                          Directors, Executive Officers,
                Promoters and Control Persons                           Promoters, Control Persons;
                                                                        Executive Compensation

      11.       Security Ownership of Certain                           Security Ownership of Certain
                  Beneficial Owners and Management                      Beneficial Owners and Management


PART  I         INFORMATION  REQUIRED  IN  PROSPECTUS                   SECTION
      12.       Description of Securities                               Description of Securities

      13.       Interest of Named Experts and Counsel                   Legal Matters; Experts

      14.       Disclosure of Commission Position                       Disclosure of Commission
                on Indemnification                                      Position on Indemnification for
                                                                        Securities Act Liabilities

      15.       Organization Within Last Five Years                     Organization Within the Last
                                                                        Five Years; History

      16.       Description of Business                                 Description of Business

      17.       Management's Discussion and                             Management's Discussion
                and Analysis or Plan of Operation                       and Analysis of Financial
                                                                        Condition or Plan
                                                                        of Operation

      18.       Description of Property                                 Description of Business;
                                                                        The Mount Hinton Property

      19.       Certain Relationships and Related                       Certain Relationships
                Transactions                                            and Related Transactions

      20.       Market for Common Stock and                             Prospectus Summary;
                Related Stockholder Matters                             Market for Common Equity and
                                                                        Related Stockholders Matters

      21.       Executive Compensation                                  Executive Compensation

      22.       Financial Statements                                    Financials Statements

      23.       Changes in and Disagreements                            Change in Auditors
                with Accountants on Accounting
                and Financial Disclosure

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                                   ----------

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION,

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                          YUKON GOLD CORPORATION, INC.

                        4,469,483 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock of Yukon Gold Corporation, Inc., a Delaware corporation, offered through this prospectus. We will not receive any of the proceeds of the shares sold by the selling shareholders. No public market currently exists for the common stock. We will pay all of the expenses of registering these securities.

Selling shareholders will sell at a fixed price of $0.50 per share until our common stock is quoted on the OTC Bulletin Board. Thereafter, the selling shareholders will sell their common stock at prevailing market rates or privately negotiated prices.

BEFORE BUYING THE SHARES OF COMMON STOCK, CAREFULLY READ THIS PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS. THE PURCHASE OF OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



The date of this prospectus is November __, 2004.

                             TABLE OF CONTENTS

                                                                           PAGE

Prospectus Summary .......................................................

Summary Financial Data....................................................

Risk Factors..............................................................

Determination of Offering Price...........................................

Dilution..................................................................

Description of Business...................................................

The Mount Hinton Property.................................................

Gold Price Volatility.....................................................

Fiscal Year...............................................................

Transfer Agent............................................................

Employees.................................................................

Stock Option Plan.........................................................

Competition...............................................................

History...................................................................

Management's Discussion and Analysis or Plan of Operation ................

Market for Common Equity and Related Stockholder Matters..................

Directors, Executive Officers, Promoters, Control Persons.................

Executive Compensation....................................................

Security Ownership of Certain Beneficial Owners and Management............

Certain Relationships and Related Transactions............................

Organization Within the Last Five Years...................................

Description of Securities.................................................

Use of Proceeds...........................................................

Determination of Offering Price...........................................

Selling Shareholders and Plan of Distribution.............................

Legal Proceedings.........................................................

Legal Matters.............................................................

Experts...................................................................

Change In Auditors........................................................

Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities..............................................

How To Get More Information...............................................

Glossary..................................................................

Index to Financial Statements

Financial Statements of Yukon Gold Corp. for the Six Months Ended
October 31, 2003 (unaudited) and For the Period Ended April 30, 2003         F-1

Audited Consolidated Financial Statements of Yukon Gold Corporation, Inc.
for the Year Ended April 30, 2004 and for the Year Ended April 30, 2003      F-2


Consolidated Financial Statements of Yukon Gold Corporation, Inc. for
the Three Months Ended July 31, 2004 and for the Three Months ended
July 31, 2003 (unaudited)                                                    F-3

Until ______________, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY


HISTORY AND BUSINESS. Our name is Yukon Gold Corporation, Inc. and we sometimes refer to ourselves in this prospectus as "Yukon Gold" or as "we," "our," or "us." We are an exploration stage mining company. Our objective is to exploit our interest in the mineral claims in the Yukon Territory, Canada which we hold through our wholly owned subsidiary named "Yukon Gold Corp." Our wholly-owned subsidiary is referred to in this prospectus as "YGC." We were incorporated in the state of Delaware on May 31, 2000. Our executive offices are at 347 Bay Street, Suite 408, Toronto, Ontario Canada M5H 2R7. Our telephone number is 416-865-9930 and our fax number is 416-865-1250. We also have a field office in Mayo, Yukon Territory. Our wholly owned subsidiary, YGC, was incorporated on May 16, 2002 in the Province of Ontario, Canada and is licensed to do business in the Yukon Territory. All of our business activities are undertaken through YGC.

CURRENCY. References to dollars are to United States dollars (US$) unless otherwise indicated as being Canadian dollars (CDN$). As of September 1, 2004, the currency exchange rate was approximately US$1.00 equals CDN$1.3069, as published by the Bank of Canada at www.bank-banque-canada.ca As many of our expenses are in Canadian dollars the amounts have been expressed in Canadian dollars followed by the US equivalent based on the above conversion rate for amounts to be paid in the future. Where the US dollar amounts for items already paid or received are expressed in the financial statements or our accounting records and the conversion rate was calculated at the time of payment or receipt, the actual US dollar number has been expressed in the prospectus.


DESCRIPTION OF BUSINESS. We are an exploration stage mining company. Our wholly owned Canadian subsidiary, YGC, holds an option from the Hinton Syndicate with whom we have an agreement to acquire a 75% interest in the 186 mineral claims covering approximately 9,300 acres in the Mayo Mining District of the Yukon Territory, Canada. To earn the 75% interest we are required to make option payments of CDN$600,000 or US$459,101 and incur exploration expenses of CDN$5,000,000 or US$3,825,847 over a five-year period that commenced on July 7, 2002. Our agreement with the Hinton Syndicate requires us to meet two kinds of milestones: (i) target dates for raising capital and (ii) target dates for incurring exploration expenditures. All option payments due prior to July 7, 2005 (CND$250,000 or US$191,250) have been paid by YCG. Further, all exploration expenses due prior to July 7, 2005, totaling CND$725,000 (US$544,625) have also been paid by YCG. Consequently, we have met our obligations under the Hinton Syndicate Agreement that are due prior to July 7, 2005. Exploration expenses incurred in excess of the required amount for a given period as specified in the Hinton Syndicate Agreement can be carried forward and applied to future required exploration expenses. By May 15, 2005, we are required to have available CDN $1,500,000 or US $1,147,754 for exploration expenses to be incurred prior to December 31, 2005 by. This amount can be reduced by any amounts carried forward. For full details of the option payment and exploration expenses, including a description of how obligations to incur exploration expenses can be satisfied under the Hinton Syndicate Agreement, see DESCRIPTION OF BUSINESS - Agreement with Hinton Syndicate. Once we have earned the 75% interest we have a further option to purchase the remaining 25% interest for CDN$5,000,000 or US$3,825,847. The Hinton Syndicate is entitled to a 2% net smelter return royalty, which increases to 3% if we buy their 25% interest. Two of our directors, J. Malcolm Slack and Richard Ewing, are members of the Hinton Syndicate.



The claims are located adjacent to the Keno Hill Mining Camp, which is located approximately six miles southeast of Keno City and about 37 miles northeast of the village of Mayo in the Yukon Territory of Canada. The Keno Hill Mining Camp was operated by United Keno Hill Mines Ltd. ("UKHM"), and operated continuously from 1913 to 1989. During much of that time, our claims were held by UKHM which conducted limited exploration work with some success in the mid 1960's and again in the mid 1980's. Their work is described in this prospectus in the section entitled, THE MOUNT HINTON PROPERTY. In 2002 we conducted a program to further evaluate a potential ore reserve on the property. We employed Archer Cathro & Associates (1981) Ltd., a local geology firm, in 2003 to continue the exploration and provide a comprehensive report on the claims. We plan to carry out further exploration in 2004, to further define the potential of an ore reserve on the claims.

We sometimes refer to our claims collectively in this prospectus as the "Mount Hinton Property." Our claims are registered in the Mining Recorders Office in the Mayo Mining District of the Yukon Territory and give us the right to explore and mine minerals from the property covered by the claims. The primary exploration target is a 1,000 foot wide and two-mile long mineralized zone containing a series of veins and faults. A "fault" is a fracture or fracture zone in rock along which there has been displacement of the two sides relative to each other and parallel to the fracture. This zone containing veins and faults crosses the top of twin peaked Mount Hinton which has elevations of approximately 6,500 ft. above sea level. Our ability to conduct surface exploration at this latitude and elevation is limited to the period each year from late May to late October. Our plan in 2004 is to continue the exploration of the mineralization zone and the identified quartz veins to target the location for a "collar" or "portal" for underground exploration. The "collar" or "portal" is the entrance of an underground work site. If the results are successful, we will commence underground exploration. Once we are able to work underground, work can be carried out at the site year round.

SECURITIES BEING OFFERED. We have 8,815,508 common shares issued and outstanding as of April 1, 2004. The selling shareholders listed in this prospectus are offering up to 4,469,483 shares of our common stock. We will not receive any of the proceeds of the shares sold by the selling shareholders. Currently, there is no market for the shares of our stock and it is possible that no market will develop. We intend to include our shares for quotation on the "over-the-counter" ("OTC") Bulletin Board maintained by the National Association of Securities Dealers, Inc., at which time the shares may be sold at prevailing market prices or privately negotiated prices. Prior to inclusion for quotation on the OTC Bulletin Board, selling shareholders will sell, if at all, at a fixed price of $0.50 per share. This price per share does not necessarily bear any relationship to our book value, asset value or past operating results, nor is it an indication of the expected trading price of our shares. We cannot assure you that we will be successful in obtaining any listing. There is no minimum number of shares that must be sold in this offering.

RISK FACTORS. You should read the "RISK FACTORS" section as well as the other cautionary statements throughout this prospectus so that you understand the risks associated with an investment in our securities. Any investment in our common stock should be considered a high-risk investment because of the nature of mineral exploration. Only investors who can afford to lose their entire investment should invest in these securities.

USE OF PROCEEDS. The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares by the selling shareholders. We are paying all of the expenses relating to the registration of the selling shareholders' shares, but we will not pay any commissions or expenses of the actual sale of the shares.

DEFINED TERMS. A number of technical and industry terms, as well as other defined terms used in this prospectus, are defined in the GLOSSARY at the end of this prospectus. Generally, we have provided a definition of each such defined term in the first instance that it is used in this prospectus and again in the GLOSSARY.

                             SUMMARY FINANCIAL DATA


The following summary financial data should be read in conjunction with MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS and the audited CONSOLIDATED FINANCIAL STATEMENTS OF YUKON GOLD for the year ended April 30, 2004, the audited year ended April 30, 2003 and the quarterly financial statement as of July 31, 2004 (unaudited) and the notes thereto included elsewhere in this Prospectus.



     Consolidated Balance                            As at                     As at                     As at
     Sheet Data                              July 31, 2004            April 30, 2004            April 30, 2003
     Cash                                     $     59,928                 $ 134,925              $     20,756
     Total Assets                             $    108,220                 $ 148,986              $     38,180
     Liabilities                              $    270,018                 $  30,686              $      7,154
     Total Stockholders' Equity               $  (161,798)                 $ 118,300              $     31,026

     Consolidated Statement of                     For the                  For the                    For the
     Operations Data                         quarter ended                year ended                year ended
                                             July 31, 2004            April 30, 2004            April 30, 2003

     Revenue                                  $        Nil                $      Nil              $        Nil
     Net Loss                                 $  (280,212)                $(442,906)              $   (124,783)



                                  RISK FACTORS

1.    WE DO NOT HAVE AN OPERATING BUSINESS

Yukon Gold has rights in certain mineral claims located in the Yukon Territories, Canada. To date we have done limited exploration of the property covered by our mineral claims. We do not have a mine or a mining business of any kind. There is no assurance that we will develop an operating business in the future.

2. WE HAVE NO SOURCE OF OPERATING REVENUE AND EXPECT TO INCUR SIGNIFICANT EXPENSES BEFORE ESTABLISHING AN OPERATING COMPANY, IF WE ARE ABLE TO ESTABLISH AN OPERATING COMPANY AT ALL.


Currently, we have no source of revenue, we have minimal working capital and we do not have any arrangements to obtain additional financing. We do not have enough working capital to carry out our exploration program or to meet our contractual commitments. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:


      - further exploration of the property covered by our mineral claims and the results of that exploration;

      - our ability to raise the capital necessary to conduct this exploration and preserve our interest in the mineral claims; and

      - our ability to establish a mining operation, if there are economically viable mineral deposits covered by our mineral claims, and then operate this mine in a profitable manner.

Because we have no operating revenue, we expect to incur operating losses in future periods as we continue to expend funds to explore the Mount Hinton Property. Failure to raise the necessary capital to continue exploration will cause us to go out of business and you could loose all of your investment.

3. WE HAVE NO KNOWN GOLD OR OTHER MINERAL RESERVES AND WE CANNOT ASSURE YOU THAT WE WILL FIND SUCH RESERVES.

We have not identified any gold or other commercial mineral reserves on the property covered by our mineral claims and we cannot guarantee that we will ever find any. If we do not find commercially viable mineral reserves we will probably be unable to continue doing business. If this were to occur you could lose part or all of your investment.

4. IF WE DEVELOP A GOLD OR OTHER MINERAL RESERVE, THERE IS NO GUARANTEE THAT PRODUCTION WILL BE PROFITABLE.

Even if we find a gold or other commercial minerals reserve, there is no assurance that we will be able to mine them or that a mining operation would be profitable. If we do not find gold or other commercial minerals you could loose part or all of your investment.

5. WE WILL NEED ADDITIONAL FINANCING FOR EXPLORATION TO DETERMINE IF THERE IS GOLD OR OTHER COMMERCIAL MINERALS ON OUR CLAIMS.

Our viability as an operating business will depend on our ability to raise additional capital. We have no commitments from others to provide additional funds to us, except as described herein. If we are unable to raise additional capital or secure financing, we will be unable to continue and you could lose your entire investment.

6. WE MUST MAKE REGULAR ONGOING INVESTMENTS IN ORDER TO MAINTAIN OUR MINERAL CLAIMS.


We have an option agreement with a private syndicate, known as the Hinton Syndicate, to acquire an interest in the mineral claims described in this prospectus. Our agreement with the Hinton Syndicate requires us to make regular ongoing investments totaling CDN$5.6 or US$4.284 million in order to earn a 75% interesting the claims and we must invest CDN$1,500,000 or US$1,147,754 plus option payments to earn any interest at all. If we fail to make these investments, we will not earn an interest in the mineral claims. This could result in the loss of all or part of your investment. See DESCRIPTION OF BUSINESS - Agreement With Hinton Syndicate.

7. WEATHER INTERRUPTIONS IN THE YUKON TERRITORY MAY DELAY OUR PROPOSED EXPLORATION OPERATIONS.

Weather factors will significantly affect our exploration efforts. We can only work above ground at the Mount Hinton Property from late May until early October of each year, depending upon how early snowfall occurs. Once we are able to work underground, we plan to conduct our exploration year round, however, it is possible that snow or rain could cause roads leading to our claims to be impassible. This could delay work on the project, increase our costs and limit our ability to meet the requirements of the agreement with the Hinton Syndicate, which would adversely affect the value of your investment and our ability to continue in business.

8. WE ARE HIGHLY DEPENDENT UPON OUR OFFICERS AND DIRECTORS AND WE HAVE NO DEFINITIVE AGREEMENTS WITH THEM. BECAUSE OF THEIR INVOLVEMENT IN OTHER SIMILAR BUSINESSES WHICH MAY BE COMPETITORS, THEY MAY HAVE A CONFLICT OF INTEREST.

None of our officers or directors work for us on a full-time basis. There are no proposals or definitive arrangements to compensate our officers and directors or to engage them on a full-time basis. They each rely on other business activities to support themselves. Three of our directors are officers or directors of other companies in similar exploration businesses. Another director, through his company, performs general contracting work for other companies in the mineral exploration business in the Yukon Territory. Such business activities may be considered a conflict of interest because these individuals must continually make decisions on how much of their time they will allocate to our business as against their other business projects, which may be competitive, or where they will allocate new business opportunities. Also, we have no key man life insurance policy on any of these individuals. The loss of one or more of these officers or directors could adversely affect our ability to carry on business and could reduce the value of your investment.

9.    WE COULD ENCOUNTER REGULATORY AND PERMITTING DELAYS.

We could face delays in obtaining permits to operate on the property covered by the claims. Such delays, could jeopardize financing , if any is available, in which case we would have to delay or abandon work on the Mount Hinton Property. This could result in the loss of all or part of your investment.

10. THE NUMBER OF UNREGISTERED AND FREELY TRADABLE SHARE OF OUR COMMON STOCK COULD DEPRESS THE TRADING PRICE OF OUR COMMON STOCK.

The outstanding shares of common stock covered by this prospectus represent approximately 49.50% of the 8,815,508 common shares outstanding as of the date of this prospectus. Of the shares not covered by this prospectus, 275,076 shares may be re-sold by their respective holders at any time without registration under the Securities Act of 1933 and the remaining 4,070,949 will be eligible to be sold after they have been held for one year. Consequently, a large number of shares could become available for sale if a trading market develops and this could cause the trading price of our shares to decline, thereby adversely affecting the value of your investment.

11.   GOING CONCERN QUALIFICATION

Our auditors have included a "going concern" qualification in their report to the effect that we are an exploration stage company and have no established sources of revenue. In the event that we are unable to raise additional capital and locate ore reserves, as to which there can be no assurance, we may not be able to continue our operations. In addition, the existence of the "going concern" qualification in our auditor's report may make it more difficult for us to obtain additional financing. If we are unable to obtain additional financing, you may lose all or part of your investment.

12. THERE IS NO MARKET FOR OUR SECURITIES AT THIS TIME AND THERE ARE PENNY STOCK SECURITIES LAW CONSIDERATIONS THAT COULD LIMIT YOUR ABILITY TO SELL YOUR SHARES.

Our common stock does not have a public market. We do not know if a public market for our common stock will exist in the future. Our common stock is considered a "penny stock" and the sale of our stock by you will be subject to our having a market maker for our common stock and the "penny stock rules" of the Securities and Exchange Commission. The penny stock rules require broker-dealers to take steps before making any penny stock trades in customer accounts. As a result, any market that develops for our shares could be illiquid and there could be delays in the trading of our stock which would negatively affect your ability to sell your shares and could negatively affect the trading price of your shares.

13. COMPANY'S CONTINGENT LIABILITY FOR POSSIBLE VIOLATION OF REGISTRATION REQUIREMENTS OF SECURITIES ACT.

Subsequent to the filing with the Securities and Exchange Commission of the registration statement of which this Prospectus is a part, Yukon Gold borrowed from a single accredited investor $56,250.00 subject to a promissory note which permitted the holder of the note to convert the note into shares of common stock and warrants of the Company at a future date and which also permitted Yukon Gold to convert the note into shares of common stock and warrants at a futures date. Yukon Gold believed that this transaction was exempt from registration under
Section 5 of the Securities Act of 1933 (the "Act") by reason of the provisions of Section 4(2) of the Act and Regulation D, Rule 506 thereunder. It is possible
- but not conceded by Yukon Gold - that such exemptions from registration were not available to Yukon Gold because of the public nature of the registration statement.

Should no exemption from Section 5 registration have been available for such transaction, Yukon Gold could be held liable under Section 12(1) of the Act to the note holder for the purchase price of the note, with interest thereon, less any income received thereon, upon the tender of the note to the Company, or for damages if the note holder no longer owns the note. Such an action would have to be brought in a court within one year after the purchase of the note. To the extent that any such actions should be filed and successfully litigated, Yukon Gold's operations, plans and ability to finance business operations would be adversely affected.

                         DETERMINATION OF OFFERING PRICE

We arbitrarily determined the price of the stock in this offering. The offering price is not an indication of, and is not based upon, any measure of the value of our common stock. The offering price bears no relationship to our book value, assets or earnings, or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DILUTION


We will likely be required to issue more common stock from treasury in order to raise additional capital. Currently,499,731 shares may be issued to holders of warrants that are exercisable at any time prior to June 30, 2006 In addition, we issued a promissory note on May 14, 2004, which contains an equity conversion feature that would entitle the holder of the note to convert the note into 75,000 shares of common stock and 37,500 warrants to purchase common stock at an exercise price of US$1.25 per share on or before June 30, 2006. The conversion right does not become effective prior to the later of: (i) the one-year anniversary of the note or (ii) such time as Yukon Gold has registered a portion of its shares under the Securities Act of 1933 and is a reporting company under the Securities Exchange Act of 1934. If common stock is issued to raise additional capital or from the exercise of warrants it will result in the dilution of the existing shareholders.


                             DESCRIPTION OF BUSINESS

We are an exploration stage company. Our objective is to exploit our interest in the mineral claims located in the Mayo Mining District of the Yukon Territory, Canada, which we hold through our wholly owned subsidiary, YGC. All of our exploration activities are undertaken through YGC. There is no assurance that commercially viable mineral deposits exist on any of our mineral claims and further exploration will be required before a final evaluation as to economic and legal feasibility is determined.

AGREEMENT WITH HINTON SYNDICATE

Our mineral claims are held by our wholly-owned subsidiary, YGC, subject to the terms of an agreement with the Hinton Syndicate (the "Hinton Syndicate Agreement"), a private syndicate consisting of four individuals. Two of our directors, J. Malcolm Slack and Richard Ewing, are members of the Hinton Syndicate, owning 16% and 51% respectively of the Hinton Syndicate. Pursuant to the Hinton Syndicate Agreement, YGC must make scheduled cash payments and perform certain work commitments to earn up to a 75% interest in the mineral claims, subject to a 2% net smelter return royalty in favor of the Hinton Syndicate, as further described below.

The scheduled payments are as follows:


         Property Option Payments

         Due Date              Date Paid
         July 7, 2002          July 7, 2002 (Cash)        CDN$25,000                US$  19,129

         July 7, 2003          Jan. 23, 2004 (Cash)       CDN$75,000                US$  57,388
         (payment date was extended to May 2004 and paid in January 2004)

         July 7, 2004          Jan. 31, 2004              CDN$150,000               US$114,775
         (payment made through issuance of shares and warrants)

         July 7, 2005          Not Paid                   CDN$150,000               US$114,775

         July 7, 2006          Not Paid                   CDN$200,000               US$153,034

                               Total                      CDN$600,000               US$459,102
                                                          ====================================

         Work Program (Exploration Expenses)

         Required between July 7, 2002 and July 6, 2003     CDN$   150,000          US$   114,775

         These exploration expenses were incurred (and paid) in accordance with the terms of the Hinton Syndicate Agreement prior to July 6, 2003


         Required between July 7, 2003 and July 6, 2004     CDN$   250,000          US$   191,292

         These exploration expenses were incurred (and paid) in accordance with the terms of the Hinton Syndicate Agreement prior to December 31, 2003


         Required between July 7, 2004 and July 6, 2005     CDN$   325,000          US$   248,680

         (These exploration expenses were incurred (and paid) in accordance with the terms of the
         Hinton Syndicate Agreement prior to August 31, 2004)


         Required between July 7, 2005 and July 6, 2006     CDN$1,500,000           US$1,147,754

         Required between July 7, 2006 and July 6, 2007     CDN$2,775,000           US$2,123,345

                                            Total                     CDN$5,000,000 US$3,825,847
                                                                      ==========================



In some cases, payments made to service providers include amounts advanced to cover the cost of future work. These advances are not loans but are considered "incurred" exploration expenses under the terms of the Hinton Syndicate Agreement. Section 2.2(b) of the Hinton Syndicate Agreement defines the term, "incurred" as follows: "Costs shall be deemed to have been "incurred" when Yukon Gold has contractually obligated itself to pay for such costs or such costs have been paid, whichever should first occur." Consequently, the term, "incurred" includes amounts actually paid and amounts that Yukon Gold has obligated itself to pay. All exploration expenses due prior to July 7, 2005, totaling CND$725,000 (US$544,625), have not only been "incurred" but have actually been paid. Under the Hinton Syndicate Agreement there is also a provision that YGC must have raised and have available the Work Program funds for the two remaining periods by May 15 of the year in which the Exploration Expenses are to commence, ie. July 2005 and July 2006. Yukon Gold plans to raise this money through private placements of debt or equity securities or through a public offering of its common shares. Yukon Gold does not have any firm commitment for these funds at present and cannot guarantee that these funds will be available or that any private or public offering will actually take place.

As described above, the Hinton Syndicate Agreement requires us to invest up to CDN$5.6 million or US$4,284,949 in order to obtain a 75% interest in the mineral claims that are the subject of the agreement. We must spend a total of CDN$1.5 million or US$1,147,754 (plus option payments, as described above) in order to obtain a 25% interest in the mineral claims. We must spend a total of CDN$2.5 million or US$1,912,924 on exploration in order to obtain a 50% interest in the mineral claims. Upon spending a total of CDN$5.0 million or US$3,825,847 on exploration (plus option payments of CDN$600,000 or US$459,102), we will hold a 75% interest in the mineral claims. If we reach an ownership interest of 50% but fail to reach the next threshold of 75%, our interest will automatically drop to 45% and the Hinton Syndicate will be entitled to seek alternative sources of funding. Our maximum exploration expense of CDN$5.0 million or US$3,825,847 (plus option payments of CDN$600,000 or US$459,102) must be made by July 7, 2007 pursuant to our agreement with the Hinton Syndicate. All of the option payments due to be made to the Hinton Syndicate through the date hereof have been made through payments of cash or issuance of common shares and warrants of Yukon Gold. The Hinton Syndicate Agreement permits us to satisfy option payments to be made to the Hinton Syndicate by issuing stock, at the discretion of the Hinton Syndicate. All of the exploration expenses scheduled to be funded as provided in the Hinton Syndicate Agreement through the date hereof have been funded.

The Hinton Syndicate Agreement contemplates that upon the earlier of: (i) discovery of economically mineable mineral reserves or (ii) investment of CDN$5.6 million or US$4,284,949 by us, our relationship with the Hinton Syndicate will become a joint venture for the further development of the property. Under the terms of the Hinton Syndicate Agreement, we would control the joint venture. Once the 75% interest is earned, as described above, we have a further option to acquire the remaining 25% interest in the mineral claims for a further payment of CDN$5,000,000 or US$3,825,847.

The Hinton Syndicate Agreement provides that the Hinton Syndicate receive a 2% "net smelter returns royalty." In the event that we exercise our option to buy-out the remaining 25% interest of the Hinton Syndicate (which is only possible if we have reached a 75% interest, as described above) then the "net smelter return royalty" would become 3% and the Hinton Syndicate would retain this royalty interest only. The "net smelter return royalty" is a percentage of the gross revenue received from the sale of the ore produced from our mine less certain permitted expenses.


The Hinton Syndicate Agreement entitles the Hinton Syndicate to recommend for appointment one or more members of the board of directors of our subsiduary YGC. The directors affiliated with the Hinton Syndicate are Malcolm Slack and Richard Ewing. They occupy two of the five seats on the board of our subsidiary, YCG. Both men are also directors of Yukon Gold. For a description of Malcolm Slack and Richard Ewing, See DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS. The Hinton Syndicate may only make recommendations for the YGC Board and has no rights with respect to the nomination or election of directors to the board of Yukon Gold.

The Hinton Syndicate Agreement pertains to an "area of interest" which includes the area within ten kilometers of the outermost boundaries of the 186 mineral claims, which constitute our mineral properties. Either party may stake claims outside the 186 mineral claims, but each must notify the other party if such new claims are within the "area of interest." The non-staking party may then elect to have the new claims included within the Hinton Syndicate Agreement.

The Hinton Syndicate Agreements provides both parties (YGC and Hinton Syndicate) with rights of first refusal in the event that either party desires to sell or transfer its interest.

Under the Hinton Syndicate Agreement, the Hinton Syndicate is responsible for any environmental liability claims arising from the status of the property prior to the effective date of the Hinton Syndicate Agreement.


Under the terms of the Hinton Syndicate agreement three of the syndicate members are entitled to bid on work we propose to carry out and if their price is competitive are entitled to do the work. There is no requirement in the Hinton Syndicate Agreement that these parties perform development work. One of these syndicate members is Richard Ewing, a director of our company. Details of the amounts paid to Mr. Ewing's company are set out in the section titled, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.


REGULATIONS GOVERNING MINING IN CANADA

The mining industry in Canada operates under both federal and provincial or territorial legislation governing the exploration, development, production and decommissioning of mines. Such legislation relates to such matters as the method of acquisition and ownership of mining rights, labor, health and safety standards, royalties, mining and income taxes, exports, reclamation and rehabilitation of mines, and other matters. The mining industry in Canada is also subject to legislation at both the federal and provincial or territorial levels concerning the protection of the environment. Legislation imposes high standards on the mining industry to reduce or eliminate the effects of waste generated by extraction and processing operations and subsequently deposited on the ground or emitted into the air or water. The design of mines and mills, and the conduct of extraction and processing operations, are subject to regulatory restrictions. The exploration, construction, development and operation of a mine, mill or refinery require compliance with environmental legislation and regulatory reviews, and the obtaining of land use and other permits, water licenses and similar authorizations from various governmental agencies. Legislation is in place for lands under federal jurisdiction or located in certain provinces and territories that provides for the preparation of costly environmental impact assessment reports prior to the commencement of any mining operations. These reports require a detailed technical and scientific assessment as well as a prediction of the impact on the environment of proposed mine exploration and development.

Failure to comply with the requirements of environmental legislation may result in regulatory or court orders being issued that could result in the cessation, curtailment or modification of operations or that could require the installation of additional facilities or equipment to protect the environment. Violators may be required to compensate those suffering loss or damage by reason of mining activities and the violators, including our officers and directors, may be fined or, in some cases, imprisoned if convicted of an offense under such legislation. Provincial and territorial mining legislation establishes requirements for the decommissioning, reclamation and rehabilitation of mining properties that are closed. Closure requirements relate to the protection and restoration of the environment and the protection of public safety. Some former mining properties must be managed for a long time following closure in order to fulfill regulatory closure requirements. The cost of closure of existing and former mining properties and, in particular, the cost of long-term management of open or closed mining properties can be substantial.

Mineral exploration is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for: locating claims, posting claims, working claims and reporting work performed. We will be required to obtain permits from the Yukon Territory Ministry of the Environment before we commence mining operations at the Mount Hinton Property.

With respect to the legislation, rules and regulations referred to above, we believe that we, and the Mount Hinton Property itself, are currently in compliance in all material respects with applicable legislation, rules and regulations.

The Company does not foresee having to expend material amounts in order to comply with environmental laws during the exploration phase of its operations. The Company is obligated to restore surface disturbances created by exploration. These restoration efforts typically involve the back filing of trenches, pits, or other excavations created for purposes of exploration.

Underground exploration, which the Company contemplates in the future, will require additional cost related to the storage of excavated material. Until the Company knows the amount of material it will have to store, it cannot estimate this cost. There will be material costs of environmental compliance if the Company develops a mine in the future. However, the Company cannot reasonably estimate that environmental compliance cost at this time.


We have carried out all reclamation work, required by applicable regulations, where our exploration disturbed the surface of the ground and to the best of our knowledge we are in full compliance with all rules and regulations. The cost of compliance with all rules and regulations during the exploration stage of the project is not expected to exceed CDN $10,000 or US $7,652 per year.


It is not possible to estimate the cost of meeting the rules and regulations for a mining operation at this time. Those costs will only be determined when a mine plan and the required studies are completed to apply for a mining permit.

GOVERNMENT REQUIREMENTS FOR MAINTENANCE OF CLAIMS


The Yukon Territorial Government has granted our interest in the 186 mineral claims described in this prospectus. To maintain the claims in good standing, we must expend not less than CDN$100 per year per claim for exploration and development work and file assessment reports with the Mayo Mining District Mining Recorder demonstrating such expenditure. As of the date of this prospectus, we have undertaken enough work on 166 of the mineral claims to keep them in good standing until November 1, 2012. The remaining 20 claims expire on September 9, 2004 unless further work is done or we pay CND$100 per claim. We have filed several years' additional assessment work on these claims.

GOVERNMENT PERMITTING


The Company is committed to complying and, to its knowledge, is in compliance with all governmental and environmental regulations. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. Our exploration work is subject to the Mining Land Use Regulations of the Yukon Quartz Mining Act. This Act requires us to obtain permits prior to performing significant exploration programs. We are currently conducting exploration under a Class III Permit LQ00106, which is valid until August 7, 2008 and the work being carried out in 2004 can be conducted under this permit. No other permits are required at this time or for the exploration work contemplated in the foreseeable future. Further permitting will be required if we propose to commence a mining operation, but cannot be applied for until ore reserves calculations and a mine plan are prepared.

The Company cannot predict the extent to which future legislation and regulation could cause additional expense, capital expenditures, restrictions, and delays in the development of the Company's Canadian properties, including those with respect to mining claims. The Company's activities are not only subject to extensive federal and territorial regulations controlling the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment. Streams draining the property make their way to the Mayo River which contains wildlife. We will be obligated to take steps to ensure that such streams draining the property do not become contaminated as a result of our activities on the property. We are not aware of any environmental problems on the property as of the date of this prospectus. We have commenced the required baseline studies of drainage courses originating on our property in anticipation of underground development.


                            THE MOUNT HINTON PROPERTY

Please note that the Glossary at the end of this Prospectus contains definitions for the geological and other specialized terms used in this section and, where feasible, these definitions have been incorporated in the text of this section.

PROPERTY LOCATION AND DESCRIPTION

The Mount Hinton Property consists of 186 contiguous, unsurveyed mineral claims located in central Yukon Territory, immediately southeast of Keno City at latitude 62o 52'N and longitude 135o 07'W. The claims were staked under the Yukon Quartz Mining Act and are registered in the Mayo Mining District in the name of our wholly owned subsidiary, Yukon Gold Corp ("YGC"). A full Yukon mineral claim is 51.7 acres in size and, because of the complex staking history, many of the Mount Hinton claims are not full size and the property covers an aggregate area of about 9,300 acres.

Placer mining claims (rights to mine metals and minerals from alluvial material above the bedrock) held by third parties in upper Thunder Gulch may compromise our surface rights on our claims identified as Hinton II - 1, 2, 4 and 6, which comprise approximately 2% of our total claims. As of the date of this prospectus, no effort has been made to acquire these surface rights.

The property has no known environmental liabilities and we have completed all required reclamation of all surface disturbances to date and will continue to as further exploration takes place.

ACCESS, INFRASTRUCTURE, LOCAL RESOURCES

The Mount Hinton Property lies about 6 miles southeast of Keno City, a largely abandoned mining town, 37 miles northeast of the Village of Mayo and 233 miles north of Whitehorse, the territorial capital of the Yukon Territories in Canada. Mayo is accessible from Whitehorse by a chip sealed highway and an all season gravel road links Keno City with Mayo. To view a map of the location of the Mount Hinton Property, please look at the map field as Exhibit 99.2 to Yukon Gold's registration statement on file with the SEC.


                                [OBJECT OMITTED]


                             [Filed as Exhibit 99.2]


                               YUKON TERRITORY MAP


The Mount Hinton Property encompasses the east-west lying twin peaks of Mount Hinton with a saddle between the two peaks and a steep cliff face on the north side that falls off into McNeil Gulch. Mount Hinton is the headwaters of a number of drainage systems including Duncan Creek, Thunder Creek, McNeil Creek, Granite Creek and Keystone Creek. Elevations range from 3,900 feet along stream valley floors to over 6,500 feet at the peak of Mount Hinton. The main area of exploration interest lies along the north-facing wall of the cliff at the headwaters of McNeil Gulch.

The Mount Hinton Property is served by six miles of good four-wheel drive road that extends from Keno City to an exploration camp located at the west end of the claim group in the Duncan Creek Valley. A rough four-mile long four-wheel drive road accesses the north side of the property via Thunder Gulch. Five miles of four-wheel drive road were constructed in 2003 to connect the north and south peaks of Mount Hinton with both the Duncan Creek and Thunder Gulch roads. A rough bulldozer trail along Keystone and Granite Creeks links the south part of the property to a government maintained road at the west end of Mayo Lake. The south and east parts of the property are best accessed by helicopter at present.

The Mount Hinton Property is relatively well served by local infrastructure. Mayo is the local supply and services center and a number of residents in the area have surface and underground mining skills. An under utilized hydroelectric facility is located near Mayo and transmission lines extend to Keno City.

The lower parts of the property are normally explorable from late May until early October although underground exploration could proceed year round. Higher elevations on the claim block are snow free from late June to late September.

PROPERTY HISTORY

The exploration history of the Mount Hinton Property was compiled by our consultant, Archer, Cathro & Associates (1981) Ltd. ("Archer Cathro"), from the Yukon Geological Survey, Minfile database, and other historical reports written by various authors between 1968 and 2003

Sporadic prospecting, both for gold and silver, was carried out with the earliest recorded work dating back to the early 1920's including both surface and underground exploration. No shipments of ore have been reported.

United Keno Hill Mines (UKHM) controlled all or substantially all of the Mount Hinton Property claims beginning in 1964 and continuing through 2002. Commencing in 1964 and continuing through to 1971, UKHM carried out prospecting, geochemical sampling, geological mapping, hand trenching, stripping, sinking of an exploration shaft, and bulldozer trenching resulting in the discovery of over 40 veins that carried varying grades of gold and silver. Each vein discovered was assigned a number as discovered, however, our work to date indicates that some vein numbers may be the extension of other veins with different numbers.

DEFINITION OF TERMS

      o Prospecting - The visual inspection of surface exposure of the mineral deposits on the property.

      o Geochemical Sampling - The collection of soil, silt, vegetation or rock samples for analysis as a guide to the presence of areas of anomalous mineral of metal content in bedrock.

      o Geological mapping - In mineral exploration, the collection of geological data such as the description and orientation of various types of bedrock.

      o Hand Trenching/ Bulldozer Trenching - Removing the loose surface material to expose a vein.

      o     Stripping - Removal of material over an extended portion of a vein.

      o Exploration Shaft - a shaft sunk to carry out underground exploration.

In 1980 UKHM drilled 74 holes on the number 5 vein with limited success due to the frozen overburden. In 1984 an underground exploration program was undertaken, again with limited success due to a delayed start and weather conditions. At that time, 322 feet of drift and crosscut were completed on the number 19 vein.

DEFINITION OF TERMS

      o Overburden - Loose soil, sand, gravel, broken rock, etc. that lies above the bedrock.

      o Drift - A horizontal opening in or near a mineralized body and parallel to the long dimension of the vein or mineralized body.

      o     Drifting - The act of excavating a drift.

      o Crosscut - An underground passage excavated across an ore body to test its width and value.

Further exploration work on the number 1 vein was carried out by two other exploration companies in 1981 and 1987. No other exploration work was carried out on the property until 2002.

UKHM ceased operations in 1989. The Hinton Property claim remained in their control or controlled by various predecessors until 1998 when some of the claims were allowed to lapse.

The Hinton Syndicate, a private group, staked claims peripheral to the main area of interest at Mount Hinton in 1998 and optioned them to our subsidiary, Yukon Gold Corp. ("YGC") in 2002. Later in 2002 UKHM claims covering the core area of interest on Mount Hinton were allowed to lapse and YGC restaked the open ground. YGC completed additional staking in August of 2003 and the property now consists of 186 full and fractional claims covering a total area of about 9,300 acres. All the significant UKHM discoveries in the area have now been consolidated into the present land holding.

Between August and October of 2002, YGC carried out a preliminary evaluation of the Mount Hinton Property with prospecting, limited hand trenching and re-sampling of old workings as well as excavator trenching and road building.

In August and September of 2003 an excavator trenching program supervised by our consultants, Archer Cathro, was carried out on the ridge trending north from the north peak of Mount Hinton to test this area for the possible westerly extension of the McNeil Gulch veins. Excavator trenching was also performed on the 5 Vein and a total of 5 miles of new road was constructed to enable vehicle access to previously inaccessible parts of the property. In addition, the Duncan Creek and Thunder Gulch access roads were upgraded to all weather four-wheel drive status. Upon completion of the program, reclamation was carried out as required by the Land Use Permit and all equipment was demobilized.

GEOLOGICAL SETTING

The Mount Hinton Property lies in the southeast part of the Keno Hill mining camp, part of the 350 mile long Tombstone Gold Belt. Between 1913 and 1989, over 6,000 tons of silver, 32,000 tons of lead and 19,000 tons of zinc were extracted from the extensive and numerous vein faults in the Keno Hill area.

DEPOSIT TYPES

The geological setting and style of mineralization defined to date on the Mount Hinton Property are the same as those for the vein faults that supplied silver-lead zinc ore to a number of successful underground and surface mines in the Keno Hill mining camp.

Two types of vein mineralization are represented in the district, as quartz lenses in zones within northeast trending faults in which considerable amounts of gold and silver were introduced. This is the most common type of precious metal mineralization on the Mount Hinton Property.

The second type of vein mineralization in the Keno Hill mining camp is a later stage of iron, manganese, sulphur, antimony, lead, zinc, silver and cadmium enrichment hosted by siderite rather than quartz. This style of vein fault is responsible for the bulk of the historical silver-lead-zinc production from the Keno Hill area. The 1 Vein is the only showing of this type that has been discovered to date at the Mount Hinton Property.

The most favorable host rocks for vein formation are thick bedded quartzites and greenstones. The principal economic lodes are located in three structural settings:

      o     at the junction of two or more vein faults,

      o     at the junction of a fault and subsidiary fracture, and

      o in massive quartzites and greenstones at or near where the vein faults pass into thin bedded quartzite.

DEFINITION OF TERMS

      o Vein Faults - A term used in the Keno Hill mining camp to describe quartz vein material and associated fault gouge that are contained within a fault zone.

      o     Quartz Lenses - A glassy silicate and common rock forming mineral
            (SiO2)

      o     Siderite - A light or dark brown mineral of the calcite group
            (FeCO3).

      o Quartzite - A metamorphosed sandstone or rock composed of quartz grains so completely cemented with secondary silica that the rock breaks across or through the grains rather than around them.

      o Greenstones - A general term applied to any compact dark green, altered or metamorphosed mafic igneous rock (e.g. gabbro or diorite).

      o Fracture - A general term for any break in a rock, whether or not it causes displacement.

MINERALIZATION

Descriptions of mineralization on the Mount Hinton Property are based primarily on data generated through sporadic exploration conducted by UKHM between 1965 and 1984. This work and the results obtained are summarized in a series of reports filed for claim assessment credit with the Mayo District Mining Recorder and are available for public view. All assays and analytical data resulting from the early work are historical in nature. No rigorous or systematic metallurgical testing has been carried out on the Mount Hinton gold-silver mineralization and no resource estimates have been made to date. All creeks draining the property contain anomalous placer gold concentrations to some degree. Duncan Creek and Thunder Gulch, in particular, have supported long term placer mining operations.

DEFINITION OF TERMS

      o Assay - To analyse the proportions of metals in a specimen of rock or other geological material. Results of a test of the proportions of metals in a specimen of rock or other geological material.

      o Metallurgical Testing - A general term for a number of mechanical or chemical processes that are employed to test the amenability of separating metals from their ores.

      o Placer Gold - Gold occurring in more or less coarse grains or flakes and obtainable by washing the sand, gravel, etc. in which it is found. Also called alluvial gold.

      o Placer Mining - The extraction and concentration of heavy metals or minerals (usually gold) from alluvial deposits by various methods, generally using running water.

VEIN DESCRIPTION

Reports on previous work and reported by our consultants Archer Cathro describe as many as 50 relatively well mineralized gold and silver veins or discrete mineralized vein float trains (A general term for the downslope distribution of float below a mineralized zone) have been discovered to date on the Mount Hinton Property. They are identified by a number that reflects their order of discovery.

UKHM discovered the majority of these veins during work carried out in the mid 1960's and mid 1980's.

The headwall of McNeil Gulch that forms an east-west trending cliff face of Mount Hinton contains most of the important vein occurrences discovered to date on the Mount Hinton property. Gold bearing vein faults are confined to a 1,000 foot wide, two-mile long belt that coincides with the trend of the cliff face. The following is a description of four of the veins that were sampled in this area of the cliff face.

The 19 VEIN was exposed for 80 feet and channel samples at 2 foot intervals returned an average value of 0.19 oz/ton gold and 2.0 oz/ton silver over an average width of about 5.6 feet. The host structure has been traced through mapping, hand trenching and air photo analysis for a distance of 1200 feet.

The 21 VEIN was exposed for a total length of 72 feet and channel sampled at two-foot intervals. Weighted average grade was 1.24 oz/ton gold and 19.3 oz/ton silver over an average width of 3.4 feet.

The 24 VEIN was channel sampled at 2 foot intervals, yielding an average assay of 0.51 oz/ton gold and 45.1 oz/ton silver over a 1.6 foot average width and an 80 foot length.

The 42 VEIN returned an average grade of 0.68 oz/ton gold and 6.9 oz/ton for a 6 to 8 inch average width over a 40 foot distance from channel samples spaced at five-foot intervals.

EXPLORATION

This section describes methodology and the generalized results of exploration on the Mount Hinton Property for the period from 1965 to 2003. Earlier work had apparently been performed but no documentation is available, although anecdotal references to early work are contained in UKHM files. Work performed in 2002 and 2003 was carried out by Junior Mine Services Ltd. and Archer, Cathro & Associates (1981) Limited, respectively, on behalf of YGC. Exploration is described in assessment reports submitted to the Mayo District Mining Recorder and are available for public viewing.

PROSPECTING AND TRENCHING

The primary exploration tool employed by UKHM from 1965 to 1968 was prospecting for mineralized float in overburden. This work was carried out during the course of geological mapping by exploration geologists. Mineralized float was evaluated by small hand pits or foxholes (a small pit excavated in overburden by hand to expose bedrock) at first and, when a bedrock source was located, the vein was exposed along strike (the course or bearing of the outcrop of an inclined bed, vein or fault plane on a level surface; the direction of a horizontal line perpendicular to the dip) as far as it was feasible. In the case where a vein crossed alternating overburden filled gullies and ridges on the steep cliff face, the gullies were ignored and the tops of the ridges were trenched. Explosives were needed to penetrate permafrost and areas with very coarse overburden. Because of limited bedrock exposure on the valley floors and walls, attention was focused on the steepest slopes. Early discoveries of gold rich float and bedrock showings in the headwall of McNeil Gulch further limited the scope of the exploration program elsewhere on the property.

UNDERGROUND EXPLORATION

A 120 foot adit (a horizontal or nearly horizontal passage driven from the surface for the purpose of the exploration or mining of a mineralized zone or ore body) in the cliff face of McNeil Gulch was driven in 1941 but little public record of this work remains. In 1968 an inclined prospect shaft was sunk to a depth of 25 feet on the 21 Vein.


An adit was driven on the 19 Vein in early July 1984. An attempt to drift on the 21 Vein was carried out at the same time but work was curtailed on October 7 after an avalanche of heavy snow. A total of 162.5 feet of drift and 159.4 feet of crosscut were excavated on the 19 Vein. Neither the adit nor the crosscuts intersected well mineralized vein material.


EXCAVATOR TRENCHING

An excavator trenching program was started in 2002 and completed in 2003 to explore the northwest extension of the main vein trend along a northerly trending ridge that forms the north side of the north peak of Mount Hinton as well as testing the 5 Vein on the west side of the south peak of Mount Hinton. Numerous quartz veins and strong vein faults with an orientation similar to the well mineralised structures in the headwall of McNeil Gulch were exposed and sampled in the trenching on the north ridge. Although they are for the most part only weakly mineralised with gold and silver at this location, the veins exhibit good continuity and width.

The 5 Vein is by far the strongest structure found to date in the Mount Hinton area. Excavator and bulldozer trenching in 2003 tested the 5 Vein at 80 to 130 foot intervals over a 560 foot distance down the west flank of the south peak of Mount Hinton. Only low grade mineralization was encountered.

The 2002 and 2003 trenching programs were only partially successful at exposing quartz veins in the two target areas because the veins occur in low areas, which at the high elevations of Mount Hinton are mantled with an almost impenetrable blanket of ice-cemented overburden and soil. In addition, the highest priority target areas in the headwall area of McNeill Gulch are too steep to employ the use of heavy equipment and other methods will have to be employed to perform an effective evaluation of the economic potential of this part of the property.

GEOCHEMICAL SURVEYS
(See "geochemical sampling" definition)

UKHM carried out systematic soil sampling over much of the Mount Hinton Property in 1965, 1966 and 1968. Samples were generally taken at 100 foot intervals on lines spaced 300 feet apart. The Mount Hinton veins commonly contain lead minerals although significant gold mineralization has also been discovered in the absence of appreciable lead minerals.

YGC carried out orientation geochemical sampling in 2003 along newly constructed bulldozer trails in the western part of the Mount Hinton property. A total of 98 soil samples were collected at 164 foot intervals along the road cuts


Twelve significant soil geochemical anomalies were described by our consultants, Archer Cathro, that warrants further follow up.


GEOPHYSICAL SURVEYS

A VLF-EM (an abbreviation for the very low frequency-electromagnetic geophysical survey technique) geophysical survey (in mineral exploration, the collection of seismic, gravitational, electrical, radiometric, density or magnetic data to aid in the evaluation of the mineral potential of a particular area) was carried out over the 1 Vein area in 1986. Eight anomalous features were identified. Three of these correspond closely to areas of interest. The first is the south-east trend of the 1 Vein established by UKHM hand trenching in the 1960's and further explored by others in 1986 and 1987. The second corresponds with the north-east trending lead geochemical anomaly that possibly represents the vein fault source of the silver rich float found in 1965. A third parallels the second anomalous trend about 650 ft to the south-east where the 1986 soil geochemical survey returned high silver and lead response.

PERCUSSION DRILLING (drilling method by which the drill bit falls by force or is driven by force into the bedrock)

A total of 5,839 feet of air track percussion drilling was carried out in 1980 on the 5 Vein. Holes were drilled to the north across the projected trace of the 5 Vein at dips varying from vertical to -70o. Air track drilling for collection of overburden and shallow bedrock samples was the standard exploration technique utilized by UKHM in the Keno Hill camp. Sampling was routinely carried out at 5 foot or 10 foot intervals from material carried up to surface by compressed air. The program was apparently not as successful on the 5 Vein as elsewhere in the Keno Hill mining camp because the machine was not powerful enough to drive through the deep, frozen overburden that was encountered. Of the 74 holes, 24 intersected vein material.

DIAMOND DRILLING (the act or process of drilling boreholes using bits inset with diamonds as the rock cutting tool. The bits are rotated by various types and sizes of mechanisms motivated by electric, compressed air or internal combustion engines or motors.)

Two short diamond drill holes in 1987 tested the 1 Vein. The first hole was lost at 180 feet due to caving ground. It was recollared (the start or beginning of a drill hole or the mouth of an underground working entrance) at the same location and completed to a 266 foot depth. Both holes were drilled to the north at -50o. No significant mineralization was intersected.

FURTHER EXPLORATION

Further exploration on the property will be subject to our ability to raise sufficient capital to carry out the work. The Mount Hinton Property, however, has received very little modern exploration and the full economic potential remains largely untested. Historical work carried out in the 1960's was principally prospecting with follow up hand trenching, effectively limiting discovery to areas of relatively light overburden cover that occupy only about 10% of the claim group.

Historical exploration at Mount Hinton was limited in effect by logistical and technical problems as well as a relatively narrow scope based on contemporary knowledge about gold-silver deposit geology and metallurgy. The setting, style and grade of gold and silver mineralization discovered to date on the property are very encouraging and an aggressive program of further work is fully warranted.

The best exploration targets appear, on the basis of present knowledge, to be in the north facing cliff wall of McNeil Gulch where a large number of relatively high grade quartz veins are present. Unfortunately, the extremely rugged local topography limits testing by surface diamond drilling to relatively long holes collared on the opposite side of the ridge. The first phase of additional work will therefore focus on improving the exploration database across the property as well as laying a geological, geochemical, and geophysical foundation for a second phase of underground exploration that will enable an evaluation of the McNeil Gulch veins by close spaced underground diamond drilling. We plan to have a qualified mining consultant perform a thorough review of the first phase surface exploration and geotechnical data before underground exploration is carried out.

Exploration for new precious metal occurrences will be guided by relatively close spaced soil sampling in areas that remain untested by historical geochemical surveys. In addition, previously defined lead soil geochemical anomalies will be resampled on a detailed basis to provide definitive targets for follow up.

Because the mineralised vein faults often contain conductive graphitic zones in addition to vein quartz, geophysical methods will be useful in tracing the host structures beneath overburden cover. Orientation surveys incorporating a number of geophysical techniques will be carried out on the advice of a qualified geophysical consultant. If this test work is successful, systematic geophysical exploration will be carried out over target areas that are identified by prospecting and geochemical surveys, especially where overburden cover is extensive.

Two small bulk samples of near surface gold mineralization collected in 1967 underwent preliminary metallurgical testing but the results were inconclusive. Sample material provided from drill core will be more representative than material collected from surface trenches and preliminary testing on composites of drill core coarse rejects will be carried out under the direction of a qualified metallurgical consultant as a part of the first phase work. If warranted, a larger bulk sample will be collected from underground exposures of vein material during the second phase of the program.

We will require a significant amount of capital to complete a full evaluation of the Mount Hinton Property. If we are not successful in raising the required capital we may not be successful in carrying out sufficient exploration to evaluate the potential of an economic ore body and we may not earn the 75% interest or any interest in the Mount Hinton Property.

CLAIM HOLDINGS

CLAIM NAME AND #           GRANT NO.               EXPIRY DATE   REGISTERED OWNER            % OWNED       NTS #'S
R      Hinton 1 - 2        YC00401 - YC00402       2011/11/01    Yukon Gold Corp             100.00        105M14    F
R      Hinton 3 - 30       YC00403 - YC00430       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton 31 - 32      YC00431 - YC00432       2007/11/01    Yukon Gold Corp             100.00        105M14    F
R      Hinton 33 - 34      YC00433 - YC00434       2007/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton 35           YC01091                 2011/11/01    Yukon Gold Corp             100.00        105M14    P
R      Hinton II 1 - 11    YC01126 - YC01136       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton II 12        YC01137                 2010/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton II 13 - 22   YC01138 - YC01147       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton II 23        YC01148                 2010/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton II 24 - 26   YC01149 - YC01151       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton III 1 - 7    YC01152 - YC01158       2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton III 8        YC01159                 2007/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton III 9 - 14   YC01160 - YC01165       2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton IV 1         YC01424                 2009/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton IV 2 - 6     YC01425 - YC01429       2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton V 1 - 4      YC01417 - YC01420       2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton V 5          YC01421                 2008/11/01    Yukon Gold Corp             100.00        105M14    P
R      Hinton V 6          YC01422                 2008/11/01    Yukon Gold Corp             100.00        105M14
R      Hinton V 7          YC01423                 2007/11/01    Yukon Gold Corp             100.00        105M14
R      Key 1 - 10          YC10609 - YC10618       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 11 - 12         YC10619 - YC10620       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 13              YC10621                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 14              YC10622                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 15              YC10623                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 16              YC10624                 2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 17              YC10625                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 18              YC10626                 2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 27 - 28         YC10627 - YC10628       2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 29              YC10629                 2010/11/01    Yukon Gold Corp             100.00        105M14
R      Key 30              YC10630                 2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 31 - 34         YC10631 - YC10634       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 35 - 42         YC10635 - YC10642       2009/11/01    Yukon Gold Corp             100.00        105M14
R      Key 43              YC10643                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 44              YC10644                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 45              YC10645                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 46              YC10646                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 47              YC10647                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 48              YC10648                 2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 49 - 50         YC10649 - YC10650       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 57 - 62         YC10651 - YC10656       2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 63 - 82         YC10657 - YC10676       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 89              YC10677                 2011/11/01    Yukon Gold Corp             100.00        105M14
R      Key 90 - 92         YC10678 - YC10680       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 100 - 101       YC10693 - YC10694       2012/11/01    Yukon Gold Corp             100.00        105M14    F
R      Key 102 - 103       YC10695 - YC10696       2012/11/01    Yukon Gold Corp             100.00        105M14
R      Key 104             YC10697                 2012/11/01    Yukon Gold Corp             100.00        105M14    F
       Moon 1              YC10957                 2004/09/09    Yukon Gold Corp             100.00        105M14    F
       Moon 2 - 12         YC10958 - YC10968       2004/09/09    Yukon Gold Corp             100.00        105M14
       Red 1 - 9           YC10948 - YC10956       2004/09/09    Yukon Gold Corp             100.00        105M14

CRITERIA(S) USED FOR SEARCH:

CLAIM STATUS: ACTIVE & PENDING            OWNER(S): YUKON GOLD CORP                 REGULATION TYPE: QUARTZ

                                                                                        Total claims selected: 186

Left column indicator legend:                                   Right column indicator legend:
R - Indicates the claim is on one or more pending renewal(s).   L - Indicates the Quartz Lease.     D - Indicates Placer Discovery
P - Indicates the claim is pending.                             F - Indicates Full Quartz           C - Indicates Placer Codiscovery
                                                                    fraction (25+ acres)            B - Indicates Placer Fraction
                                                                P - Indicates Partial Quartz
                                                                    fraction (<25 acres)


*These records were obtained from the Yukon Territory Mining Recorder records.

                              GOLD PRICE VOLATILITY

The volatility of the market price of gold is illustrated by the following table which sets forth for the periods indicated the high and low of the London PM (afternoon) fix of the price of gold in U.S. dollars per ounce (rounded to the nearest dollar), as published by Kitco Precious Metals Company of Canada at www.Kitco.com. Gold Prices Per Ounce (US$)

         Year              High             Low
         ----              ----             ---

         1998              $ 313            $ 273
         1999              $ 325            $ 252
         2000              $ 312            $ 263
         2001              $ 293            $ 255
         2002              $ 349            $ 277
         2003              $ 412            $ 321


On September 30, 2004, the London PM gold price fix was US$415.65 per ounce.


                                   FISCAL YEAR

Our fiscal year end is April 30.

                                 TRANSFER AGENT

Our Transfer Agent and Registrar for the Common Stock is Olde Monmouth Stock Transfer Co. Inc., Atlantic Highlands, New Jersey.

                                    EMPLOYEES

We have no full-time employees. We rely primarily upon consultants to accomplish our exploration activities. We are not subject to a union labor contract or collective bargaining agreement. Management services are provided by our executive officers on an "as-needed" basis. We have no employment agreement with any of our managers and we carry no key-man life insurance.


                                STOCK OPTION PLAN


On October 28, 2003, we adopted the 2003 Stock Option Plan (the "Plan") under which our officers, directors, consultants, advisors and employees may receive stock options. The aggregate number of shares of common stock that may be issued under the plan is 5,000,000. The purpose of the Plan is to assist us in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of Yukon Gold and YGC who contribute to our success, and to achieve long-term objectives that will inure to the benefit of all shareholders through the additional incentive inherent in the ownership of our common stock. Options granted under the plan will be either "incentive stock options", intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code") or "unqualified stock options". For the purposes of the Plan, the term "subsidiary" shall mean "Subsidiary Corporation," as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

The Plan will be administered by the Board of Directors who will set the terms under which options are granted. No options have been granted under the Plan as of the date of this prospectus.

                                   COMPETITION

There is aggressive competition within the industry to discover and acquire properties considered to have commercial potential. We compete for the opportunity to participate in promising exploration projects with other entities, many of which have greater resources than we do. In addition, we compete with others in efforts to obtain financing to explore and develop mineral properties.

                                     HISTORY

We were incorporated in the State of Delaware on May 31, 2000 under the name, "Realdarts International, Inc." The company was formed to effect a plan of merger with a Florida corporation which was, at the time, negotiating to acquire marketing rights to an electronic scoreboard system for the game of darts. On August 4, 2000, we changed our name to "Optima 2000, Inc." and on August 29, 2000 we again changed our name to "Optima International, Inc." On September 27, 2000 we changed the name again to "Optima Global Corporation." On February 2, 2001, we merged with the Florida corporation that was pursuing the rights to the electronic scoreboard and we were the surviving corporation. In connection with that merger, we issued shares of our common stock to the shareholders of the Florida Corporation on a one-for-one basis. We terminated the plan to acquire the rights to the electronic scoreboard system after determining that there was an insufficient market for this product and that financing could not be obtained. On November 27, 2002, we again changed our name to "Take 4, Inc." with no specific business plan.

On October 29, 2003 we changed our name to "Yukon Gold Corporation, Inc." and on November 1, 2003 we acquired 3,000,000 shares of YGC, which as of the date of this prospectus, represent all of the outstanding shares of YGC.

On November 10, 2003 we completed two (2) private placements raising CDN$100,000 or US$75,838 and US $175,000.

On November 14, 2003, Stafford Kelley, J. Malcolm Slack, Peter Slack, Richard Ewing, and Warren Holmes were appointed to the Board of Directors and J. Paul Hines, the former President and Director, resigned.


On November 17, 2003 we accepted the assignment from YGC of ten Subscription Agreements from 10 subscribers for the purchase of common stock of YGC. By accepting the assignment of these Subscription Agreements, we agreed to issue 1,027,932 shares of our common stock and 399,731 warrants for the purchase of our common stock in consideration of CDN$448,464.50 or US$340,106.55 and US$50,000.00. Each such warrant entitles the holder to purchase one common share of Yukon Gold for CDN$1.00 or US$0.77 on or before June 30, 2006.

On January 23, 2004 we issued 300,000 common shares and 100,000 warrants to the members of the Hinton Syndicate for CDN$150,000 or US$114,242.19 in lieu of the cash "option payment" due on July 7, 2004 under the Hinton Syndicate Agreement. Each warrant entitles the holder to purchase one common share for CDN$1.00 or US$0.77 on or before June 30, 2006.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATIONS

We require additional capital to implement our exploration program at the Mount Hinton Property. We will try to raise money to complete our obligation under the Hinton Syndicate option agreement, either through a public offering or private placements of our securities or through loans (or both).


Our plan of operations for the next twelve months is to continue exploration activities at the Mount Hinton Property. We were required to spend CND$325,000 prior to July 7, 2005 in carrying out further exploration on the Mount Hinton Property. These expenditures have been funded. The option payments to the Hinton Syndicate are paid through July 7, 2005. Please see the section headed "DESCRIPTION OF BUSINESS - Agreement with Hinton Syndicate" for full details of our obligations to earn an interest in the mineral claims.. We plan to undertake additional exploration beyond that required in the Hinton Syndicate Agreement and we intend to borrow money from certain accredited investors in order to finance these activities. This borrowing will carry an option to convert to equity at a future time, but not sooner than the effectiveness of this Registration Statement. If we are successful in raising sufficient capital we hope to carry out most or all of the work described under Further Exploration in the MOUNT HINTON PROPERTY section of this prospectus in the next twelve months. We are current in all of our obligations under Hinton Syndicate Option Agreement.

We have to raise additional cash to meet our exploration, general and administration expenses for the next twelve months, and we must raise more capital by May 15, 2005 to carry out further exploration programs to maintain our interest in the Mount Hinton property. We must have the amount of exploration expenses required under the Hinton Syndicate Agreement for 2005 in hand by May 15, 2005. If we are unable to raise sufficient capital to meet our obligation under the Hinton Syndicate Agreement we could lose our interest in the property or a portion thereof.

The following is a list of the exploration expenses incurred prior to July 31, 2004:



EXPENSE ITEM                                      COST PER ITEM
                        ACCOMMODATION                 $7,363.44
                             ASSAYING                $30,450.21
                    ASSESSMENT FILING                 $4,455.00
                        CLAIM STAKING                $22,982.97
                DRAFTING & PERMITTING                   $990.92
                     EQUIPMENT RENTAL                $61,609.88
                           FIELD CAMP                $24,461.08
                         FIELD OFFICE                 $7,563.71
                       FIELD SUPPLIES                 $5,553.02
                          FIELD WAGES               $169,817.35
                 GEOGRAPHICAL REPORTS                $33,316.35
                            INSURANCE                $11,435.00
                                MEALS                 $2,937.71
                          MOB & DEMOB                 $3,100.00
                           PERMITTING                   $100.00
               PROJECT ADMINISTRATION                $10,100.00
                    PROPERTY PAYMENTS               $250,000.00
                              REPORTS                 $9,275.00
                        ROAD BUILDING               $175,588.50
                          SUPERVISION                $18,800.67
                               TRAVEL                  9,275.89
                            TRENCHING                $44,300.00
                            TOTAL CDN               $903,476.70
                                  US$               $691,312.80



We expect to contract all work on the Mount Hinton Property to independent contractors in the foreseeable future until we have discovered a commercial ore body or abandoned the property. We have no permanent employees. We anticipate that we will require substantial financing in order to proceed with our plan of exploration for an economic ore body. We presently do not have any commitments in place to finance this exploration and there is no assurance that the necessary financing will be obtained. If we are unable to secure new financing, then we will not be able to carry out the required exploration and may not be able to maintain our interest in the Mount Hinton Property.

There are several non-operating mines in the area as well as proven ore deposits. Over the next twelve months we hope to negotiate joint ventures or other agreements that would enable the development of a new milling facility (or acquisition of an existing milling facility) in the area to service several deposits in cooperation with other interested parties. No specific arrangement is in place and there can be no assurance that they will develop.

CASH REQUIREMENTS

Yukon Gold borrowed $56,250 from an individual lender on May 13, 2004. Yukon Gold issued to this lender a promissory note which permitted the holder of the note to convert the note into shares of common stock and warrants of the Company at a future date and which also permitted Yukon Gold to convert the note into shares of common stock and warrants at a futures date. Yukon Gold believed that this transaction was exempt from registration under Section 5 of the Securities Act of 1933 (the "Act") by reason of the provisions of Section 4(2) of the Act and Regulation D, Rule 506 thereunder. It is possible - but not conceded by Yukon Gold - that such exemptions from registration were not available because of the public nature of the registration statement. See "RISK FACTORS - Company's Contingent Liability for Possible Violation of Registration Requirements of Securities Act." Yukon Gold does not concede that no exemption from registration was available, but the contingency exists that the lender could seek - and might prevail in seeking - rescission of his loan and a return of the loan amount plus interest thereon, less any income received thereon, and attorney fees. If the note holder no longer owns the note, the note holder could seek damages from Yukon Gold.

If such a demand for rescission is made, Yukon Gold estimates that it will have to raise additional funds in the next twelve months to satisfy its cash requirements to fulfill its obligations under the Hinton Syndicate Agreement. Yukon Gold has made no effort to identify a possible source of such additional capital and can give no assurance that it could be raised should it be required. Should a demand for rescission be made by the note holder of the promissory note, Yukon Gold would simultaneously oppose such a demand for rescission, seek to raise additional capital to cover the contingency that rescissions might have to be made, but continue to use its cash assets to pursue its business objectives, as outlined herein.

                       DISCLOSURE CONTROLS AND PROCEDURES

In connection with our compliance with securities laws and rules, our Secretary/Treasurer evaluated our disclosure controls and procedures on January 2, 2004. He has concluded that our disclosure controls and procedures are effective. There have been no significant changes in our internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


As of the date of this prospectus, there are 8,815,508 shares of common stock outstanding, held by 578 shareholders of record. There is no public trading market for our common stock. We have no outstanding options or convertible securities. We have 499,731 warrants outstanding, which expire on June 30, 2006. Each warrant entitles the holder to purchase one common share of Yukon Gold for a purchase price of CDN$1.00 or US$0.77. In addition, we issued a promissory note on May 14, 2004, which contains an equity conversion feature that would entitle the holder of the note to convert the note into 75,000 shares of common stock and 37,500 warrants to purchase common stock at an exercise price of US$
1.25 per share on or before June 30, 2006. The conversion right does not become effective prior to the later of (i) the one-year anniversary of the note or (ii) such time as Yukon Gold has registered a portion of its shares under the Securities Act of 1933 and is a reporting company under the Securities Exchange Act of 1934. We are registering 4,469,483 shares of our common stock in this prospectus, which will be available for sale when this prospectus becomes effective. We have outstanding 275,076 shares of common stock, not covered by this prospectus that could be sold by the respective holders of such shares at any time pursuant to Rule 144 under the Securities Act of 1933. In addition, we have outstanding 4,070,949 shares of common stock that have been held by their respective holders for less than one year and are considered "restricted" stock under Rule 144 and which cannot be freely re-sold by their holders as of the date of this prospectus but which may be freely re-sold at a future date. Of that amount 2,953,500 shares of common stock is held by officers and directors of Yukon Gold and may be re-sold in the future subject to the volume restrictions imposed by Rule 144 upon affiliates of issuers. Other than the shares covered by this prospectus, we have not agreed to register any of our securities under the Securities Act for sale by shareholders. To date we have not paid any dividends on our common stock and we do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the Board of Directors.


            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

                               BOARD OF DIRECTORS

The following individuals have agreed to sit on the Board of Directors of Yukon Gold and were installed as directors on November 14, 2003. Each director will serve until the next meeting of shareholders or until replaced. Each individual's background is of material importance to Yukon Gold.

Warren Holmes                   Chairman of the Board of Directors and CEO

Stafford Kelley                 Director and Secretary/Treasurer

Peter Slack                     Director and President

Malcolm Slack                   Director

Richard Ewing                   Director

                    WARREN HOLMES, DIRECTOR, CHAIRMAN AND CEO

                                     AGE: 62

Mr. Warren Holmes was born (l942), and raised in South Porcupine, Ontario, Canada, the heart of the famous Porcupine Gold Mining Area.

He studied Mining Engineering at Queen's University, Kingston, Ontario and spent summer vacations working as a miner in the mines of Red Lake, Manitouwadge, and the Porcupine. Upon graduation in l964 he joined Noranda as an Engineer in Training and worked through a series of engineering, supervising and management roles to become General Superintendent of Mines for Pamour Porcupine in l973.

In l975, with Noranda's support, he returned to university and graduated from the University of Western Ontario, London, Ontario in l977 with an MBA. He continued working with Noranda and became Vice President & General Manager of Pamour Porcupine Mines Limited in l984. He left Pamour and the Noranda Group in l986 to join Falconbridge Limited as Manager of Mines in Sudbury. After working through the senior management roles of Falconbridge - Sudbury, and Falconbridge Kidd Creek, Warren was appointed Vice President - Canadian Nickel Operations, and in l999 Senior Vice President - Canadian Mining Operations. Warren retired from Falconbridge in July 2002 and joined the Boards of a number of junior mining companies.

During his career Warren has been Chairman of the Ontario Mining Association, The Canadian Industrial Program for Energy Conservation, MIRARCO - a research and development arm of Laurentian University and the Timmins Economic Development Corporation. He has been Vice Chair of The Mining Association of Canada and on the Boards of numerous community, provincial and national organizations.

Mr. Holmes is CEO, president and a director of Nuinsco Resources Limited and a director of Inmet Mining Limited, Wallbridge Mining Limited and Jaguar Nickel Limited. All of these companies are publicly held companies whose shares are traded on Canadian exchanges and they are in the business of mining and exploration. He is currently President of The Canadian Institute of Mining, Metallurgy and Petroleum; Co-Chair of The Ontario Government's Mining Cluster Initiative. Nuinsco Resources Limited is in the mineral exploration and development business in North America. Mr. Holmes devotes the majority of his time to Nuinsco and provides Yukon Gold with his expertise and time as needed.

From 1986 to July 2002 Mr. Holmes was employed by Falconbridge, and from March 1999 to July 2002 and was Senior Vice President of Canadian Mining Operations for Falconbridge Limited. He took early retirement in July 2002 from Falconbridge Limited and became President and CEO of Nuinsco Resources Ltd. and is a member of their Board of Directors. He occupies these positions to the present date. These companies are in the mining and exploration business. He has been an officer and director of YGC since its inception in 2002 and an officer and director of Yukon Gold since November 14, 2002.

                STAFFORD KELLEY, DIRECTOR AND SECRETARY/TREASURER

                                     AGE: 72

Mr. Kelley has been operating businesses he controlled since 1948. He was actively involved in real estate and construction business up until 1980 and was responsible for the development and financing of numerous major projects in the Burlington and Oakville area as well as other parts of Ontario and in Florida. Mr. Kelley spent a portion of his time during the 1960's and 1970's in sales and management, training and public speaking.

In 1975, Mr. Kelley first became involved with publicly held companies that were in the business of exploring for gold. He has been an officer and director of several public companies and has participated in obtaining financing for these companies.

In 1985, Mr. Kelley was responsible for the acquisition of an operating gold mine in Gunnison, Colorado. During this time Mr. Kelley also was responsible for the operation of a placer gold mine in Ely Nevada. In 1988, Mr. Kelley also participated in the development of a gold mine in Smither, British Columbia and a coalmine in Logan West Virginia. He has managed numerous exploration projects in the United States and Canada.

In 1993, Mr. Kelley founded and is President of Medallion Capital Corp., which specializes in taking companies public in Canada and the U.S. Medallion provides consulting services covering securities and exchange reporting, financing, human resources, mergers and acquisitions, public disclosure and investor relations. The company is licensed under the Ontario Securities Commission and has been involved in numerous financings for the companies it sponsors. Since its inception in 1993 and continuing to the present date the operation of Medallion Capital Corp. has been his principal occupation. He has been an officer and director of YGC since its inception in 2002 and an officer and director of Yukon Gold since November 14, 2002.

                       PETER SLACK, DIRECTOR AND PRESIDENT

                                     AGE: 38

Mr. Peter Slack has over 20 years experience in the gold mining and exploration industry. Mr. Slack began his career in 1984 as a director of JMS Mine Contracting where he was involved in prospecting and open pit mine contracting up until 1988. After graduating from Western University in 1988 with A B.E.Sc in mechanical engineering he then went on as a junior engineer with Dynatec Engineering Ltd. where he was involved in the engineering and design work for the Craig Shaft sinking project for Falconbridge among many other specialized hoisting and surface plant engineering projects for major mining companies. Mr. Slack then began an engineering software design company (PJS Enterprises) and consulted as business and engineering systems specialist. Some of the clients include Inco, Breakwater Resources and Blackhawk Mining. He also developed several specialized engineering software packages that were sold and distributed to most of the major engineering firms across North America. In 1994 up to present time Mr. Slack was director and president of Junior Mine Services Ltd., a family owned and operated company, and specialized in public company fund raising and mine development. During this time Mr. Slack worked on fund raising and development projects for Deak Resources Corporation, Nuinsco Resources Ltd., and BYG Natural Resources specifically on gold projects.

Mr. Slack also had past roles as Director and Vice President Engineering for Omni Resources, Director of Conquest Yellowknife Resources Limited, Chief Engineer and Director of Remote Droid Systems who developed specialized remote control systems for large industrial and underground mining equipment. More recently Mr. Slack was Director of IT for Concord Elevator and developed several proprietary integrated product configuration software systems as well as implemented a fully integrated MRPII system. Currently Mr. Slack is C.O.O and Director of Agricultural Mineral Prospectors Inc., Director of GoldWright Exploration Limited, President and Director of Junior Mine Services Ltd., and Director of Yukon Gold Corporation. Mr. Slack also continues to develop engineering and business software systems and is also an active music composer and producer.

During the past 5 years Peter Slack has held the following positions:

      - -Director, Agricultural Mineral Prospectors Inc., June 2001 - Present, an agricultural mineral, mining and exploration company selling products to organic farmers

      - C.O.O & Vice-President, Agricultural Mineral Prospectors Inc., Aug 2003 - Present

      - Director Information Services, Concord Elevator Inc., July 2000-Aug 2003, a manufacturer, installer and service provider in the elevator business

      -     Manager Information Technology, Touchspeed Technologies, April 2000
            - July 2000, an information technology company with its own proprietary software

      - Manager Technology Development, Concord Elevator Inc. Jan 1998 - April 2000

      - President Junior Mine Services Ltd. 1994 - Present, an exploration and mine development consulting and contracting company

      -     Director, Junior Mine Services Ltd. 1984 - Present

      - Director, Goldwright Exploration Limited 1998 - Present, a mineral exploration company

      - Sole Proprietor, P.J.S. Engineering and Technical Services 1990 - Present, a consulting company

He has been an officer and director of YGC since its inception in 2002 and an officer and director of Yukon Gold since November 14, 2002. Malcolm Slack, a Director of Yukon Gold, is Peter Slack's father.

                             MALCOLM SLACK, DIRECTOR

                                     AGE: 69

Malcolm Slack was born October 16, 1934 in Timmons Ontario. This is one of the most prolific mining districts Canada.

He graduated from the Haileybury School of Mines in 1955 and continued his education during his working career at Western Ontario University. He completed a B.A. in Economics in 1963 and a M.B.A., in 1970.

Prior to graduating from the Haileybury School of Mines he worked for Hollinger Consolidated Gold Mines Ltd, Mc Intyre Porcupine Mines Ltd, Canadian Johns Manville Ltd, Bell & White Assay Labs and the Iron Ore Company of Canada.

From 1955 to 1960 he was employed by Rio Algom Mines Ltd, as Mine Engineer, Mine Supervisor and Chief Industrial Engineer in development of large underground mines.

He served as Production Superintendent at Steep Rock Iron Mines Ltd from 1963 until 1968 and was a Consulting Engineer while attending university to obtain his M.B.A.

Following his graduation in 1970 he spent 10 years with Noranda Mines Ltd in positions of:

                           V.P. of Development
                           V.P. of Mining GM of Mining
                           VP & COO of subsidiaries
                                    Pamour Porcupine Mines Ltd.
                                    Noranda Mining
                                    Orchan Mines Ltd
                                    Mining Corporation of Canada Ltd

In 1980 Mr. Slack moved on to assist in the formation of the Lac Minerals becoming Senior VP, Director and COO of the Lac Mining Group.

In 1982 he formed Junior Mine Services Ltd (JMS) with his sons, who are also miners, providing financing, management and engineering services for new and existing projects with economic or operating problems. JMS has been responsible for bringing numerous mines to production and assisting in raising capital for a number of junior mining companies. Mr. Slack turned his interest in this company over to his children.

For the past five years, Malcolm Slack has been involved in the research and development of agrominerals certified for the use by organic farmers to replace chemical fertilizers not allowed in an organic product regime. This work has been carried out by a new family enterprise called Agricultural Mineral Prospector's Inc., an exploration and mining company. He has been an officer and director of YGC since its inception in 2002 and an officer and director of Yukon Gold since November 14, 2002.

Peter Slack, a Director of Yukon Gold, is Malcolm Slack's son.

                             RICHARD EWING, DIRECTOR

                                     AGE: 47

Mr. Ewing was born and raised in Mayo, Yukon Territory, Canada. Following his graduation from JV Clarke High School, he went directly into his family's sawmill business known as Ewing Transport. Mr. Ewing took over the family business in 1983, producing timber for the United Keno Hill Mine. He later expanded the business into the general construction business.

Mr. Ewing is also the President of Ewing Transport Ltd., which was incorporated in 1983. The company builds major public infrastructure facilities including sewer and water facilities, roads, transmission lines and airstrips. The company also maintains these facilities pursuant to contracts with Canadian governmental entities.

In 1998, Mr. Ewing formed Silver Trail Contracting, a joint venture between Ewing Transport Ltd. and Nacho Nyak Dun First Nation Development Corporation. This company is active in the construction business for projects sponsored by the First Nations Indian Band.

Mr. Ewing has served as a member of the Town Counsel of Mayo and as Deputy
Mayor.

Mr. Ewing coordinated a Heavy Equipment training course for Selkirk First Nation and Nacho Nyak Dun First Nation. Yukon College and Yukon Territorial Government
- Advanced Education worked closely with Mr. Ewing to ensure the education program was a success. Ewing Transport Ltd. provided on-the job training to the participants while completing two substantial contracts in the region for both First Nations.

Mr. Ewing's principal occupation is President of Ewing Transport Ltd., the position he has held since its inception in 1983 to the present date. Ewing Transport Ltd. provides services to the mining industry as well as other construction activities. He has been an officer and director of YGC since its inception in 2002 and an officer and director of Yukon Gold since November 14, 2002.

                             EXECUTIVE COMPENSATION

Except for services provided by entities owned by some of our Officers and Directors as more particularly set out in CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS no officer or director has received any other remuneration from us, directly or indirectly, since our inception. Although we have no compensation plan in existence, it is possible that we will adopt such a plan in the future to pay or accrue compensation to our officers and directors for services related to the operation of our business. Although we have no retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, it is possible that we will adopt such a plan in the future. Although we have no employment contract or compensatory plan or arrangement with any of our directors, it is possible that we will adopt such a plan in the future. We have a Stock Option Plan described herein under that heading.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have 8,815,508 shares of common stock issued and outstanding. Consequently, for purposes of describing shareholder voting rights, we have included in the table below the number of common shares of Yukon Gold Corporation, Inc. (Yukon
Gold) held by the officers and directors of Yukon Gold. The last column of the table below reflects the voting rights of each officer and/or director as a percentage of the total voting shares (common shares of Yukon Gold).


---------------------------------------------------------------------------------------------------
        NAME AND ADDRESS                       NUMBER OF SHARES OF
     OF BENEFICIAL OWNER (3)                       COMMON STOCK          PERCENTAGE OF CLASS HELD
--------------------------------------------------------------------------------------------------
Warren Holmes
371 Hart St.                                           750,000             8.5% of Yukon Gold
Timmon, Ontario  P4N 6W9                                                      Common Shares

Stafford Kelley
146 Trelawn Ave.                                       750,000             8.5% of Yukon Gold
Oakville, Ontario  L6J 4R2                                                    Common Shares

Peter Slack
5954 Winston Churchill Blvd.                           150,000             1.7% of Yukon Gold
R.R. #1                                                                       Common Shares
Alton, Ontario  L0N 1A0

Malcolm Slack
5920 Winston Churchill Blvd.                         (1) 768,000           8.7% of Yukon Gold
R.R. #1                                                                       Common Shares
Erin, Ontario  N0B 1T0

Richard Ewing
Box 111                                                535,500             6.1% of Yukon Gold
Mayo, Yukon  M0B 1M0                                                          Common Shares


                  TOTAL                               2,953,500                   33.5%

As a group Management and the Directors own 33.5% of the issued and outstanding shares of Yukon Gold.

Note (1): Malcolm Slack's wife and children, excluding Peter Slack, own 600,000 common shares of Yukon Gold. Mr. Slack owns 168,000 shares directly.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Medallion Capital Corp., an Ontario, Canada Corporation is wholly owned by its President, Stafford Kelley, who is also Secretary and Treasurer of Yukon Gold.


Medallion Capital Corp. and Stafford Kelley are registered with the Ontario Securities Commission as a Limited Market Dealer. A Limited Market Dealer is licensed to carry out trades in Securities that are exempt from registration under the Ontario Securities Act or act as the underwriter in an initial public offering. Medallion Capital Corp. was employed to raise capital for YGC before the merger with Yukon Gold.

Medallion Capital Corp. provides office space, equipment, secretarial services, accounting services and other administrative services to Yukon Gold and it's wholly owned subsidiary, YGC in addition to the services it provides under the Consulting Services Agreement.


Medallion Capital Corp. entered into a Consulting Services Agreement with Yukon Gold on November 1, 2003. Under the terms of this agreement Medallion is responsible to:

      (a) prepare all necessary documents and other information required in connection with registration and listing of the shares;

      (b) complete a due diligence and valuation review of Yukon Gold in connection with the registration of shares;

      (c) advise Yukon Gold regarding financial planning and corporate development;

      (d) prepare or cause to be prepared a Business Plan and public relations materials for Yukon Gold;

      (e) prepare agreements for financing and other contracts and obtain the company's legal counsel's approval of such agreements or contracts prior to execution; and

      (f)   Carry out management and corporate record keeping functions.

Medallion Capital Corp. has invoiced the following amounts for these services during the calendar periods set out below:


                     BY YUKON GOLD CORP. (YGC A WHOLLY OWNED
                            SUBSIDIARY OF YUKON GOLD)



                                                                                 COMMISSIONS         COMMISSIONS
        YEAR                          EXPENSES (CDN)        EXPENSES (US)           (CDN)                (US)
        2002                            18,071.10             12,607.16           17,771.51           12,398.15
        2003                            32,407.16             23,927.32           33,657.92           24,850.80
        2004 TO JULY 31/04               3,195.40             2,436.82                00                  00

      TOTALS                            53,673.66             38,971.30           51,429.43           37,248.95


                         BY YUKON GOLD CORPORATION, INC.


        YEAR                        EXPENSES (CDN)         EXPENSES (US)
        2003                                20,121.87                14,856.67
        2004 TO  JULY 31/04                 84,143.80                64,384.27
TOTALS                                     104,265.67                79,240.94



S. K. Kelley & Associates Inc. (SKK&A) is wholly owned by Stafford Kelley, Secretary/Treasurer of Yukon Gold. SKK&A was paid a fee of CDN$5,000 or US$3,800 for loaning Yukon Gold CDN$100,000 or US$75,838, there was no interest or other compensation. The money was advanced on November 1, 2003 and repaid in full on November 19, 2003. This money enabled Yukon Gold to purchase all of the shares of YGC.


On June 28, 2004 Yukon Gold borrowed from Stafford Kelley and J.L. Guerra, Jr. CDN$100,000 (US$76,500) and US$100,000, respectively, in order to meet certain milestone obligations under the Hinton Syndicate Agreement. Mr. Kelley and Mr. Guerra each will be compensated in the amount of CDN$5,000 (US$3,825) and US$5,000, respectively, as the sole consideration for these loans and in lieu of the payment of any other interest. These promissory notes are unsecured demand notes and the compensation amounts referred to above will not be paid until the loans are repaid.



Peter Slack President and Director of Yukon Gold is a 40% owner of Junior Mines Services with the balance of that company owned by his brother and sister.

In February 2003 YGC paid Junior Mines Services CDN$9,924.25 or US$6,449.34 for preparations of drawings and a report on the 2002 exploration program on the Mount Hinton Property.


Richard Ewing a Director of Yukon Gold is the President and sole owner of Ewing Transport Ltd. YGC employed Ewing Transport Ltd. to provide equipment and personnel to carry out road building, staking claims and other services related to the exploration carried out in 2002, 2003, and 2004 on the Mount Hinton Property. His company was paid CDN$37,285.63 or US$28,529.83 in 2002 and CDN$137,250.65 or US$105,020.01 in 2003. Ewing Transport Ltd. was employed by Archer Cathro & Associates (1981) Limited in 2004 to carry out part of the exploration work under its arrangement with YGC. Archer Cathro & Associates
(1981) Limited paid Ewing Transport Ltd. CDN$122,037.28 or US$93,379.20 prior to July 31, 2004.

In July 2002 YGC entered into an option agreement to acquire an interest in the Mount Hinton property from the Hinton Syndicate. Two of our directors, J. Malcolm Slack and Richard Ewing are members of the Syndicate controlling 16% and 51% respectively of the syndicate. For full details of the agreement see Description of Business, Agreement with Hinton Syndicate.


Malcolm Slack, a Director of Yukon Gold, received CDN$12,000, or US$9,139.79 plus 48,000 common shares of Yukon Gold and 16,000 warrants for shares of Yukon Gold in consideration for his interest in the option payments made to the Hinton Syndicate. The common shares were valued at CDN$0.4966 or US$0. 38 per share and the Warrants at CDN$0.01 or US$0.0077 per warrant.

Mr. Ewing received CDN$38,250.00 or US$29,131.76, plus 153,000 common shares of Yukon Gold and 51,000 warrants for shares of Yukon Gold in consideration for his interest in the option payments made to the Hinton Syndicate. The common shares were valued at CDN$0.4966 or US$0.38 per share and the Warrants at CDN$0.01 or US$0.0077 per warrant.


                     ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated in the State of Delaware on May 31, 2000 under the name, "Realdarts International, Inc." The company was formed to effect a plan of merger with a Florida corporation which was, at the time, negotiating to acquire marketing rights to an electronic scoreboard system for the game of darts. On August 4, 2000, we changed our name to "Optima 2000, Inc." and on August 29, 2000 we again changed our name to "Optima International, Inc." On September 27, 2000 we changed the name again to "Optima Global Corporation." On February 2, 2001, we merged with the Florida corporation that was pursuing the rights to the electronic scoreboard and we were the surviving corporation. In connection with that merger, we issued shares of our common stock to the shareholders of the Florida Corporation on a one-for-one basis. We terminated the plan to acquire the rights to the electronic scoreboard system after determining that there was an insufficient market for this product and that financing could not be obtained. On November 27, 2002, we again changed our name to "Take 4, Inc." with no specific business plan.

On October 29, 2003 we changed our name to "Yukon Gold Corporation, Inc." and on November 1, 2003 we acquired 3,000,000 shares of YGC, which as of the date of this prospectus, represent all of the outstanding shares of YGC.


On November 10, 2003 we completed two (2) private placements raising CDN$100,000 (or US$76,517) and US $175,000.


On November 14, 2003, Stafford Kelley, J. Malcolm Slack, Peter Slack, Richard Ewing, and Warren Holmes were appointed to the Board of Directors and J. Paul Hines, the former President and Director, resigned.

On November 17, 2003 we accepted the assignment from YGC of ten Subscription Agreements from ten individuals for the purchase of common stock of YGC. By accepting the assignment of these Subscription Agreements, we agreed to issue 1,027,932 shares of our common stock and 399,731 warrants for the purchase of our common stock in consideration of CDN$448,464.50 (or US$340,106.55) and US$50,000.00. Each such warrant entitles the holder to purchase one common share of Yukon Gold for CDN$1.00 or US$0.77 on or before June 30, 2006. Upon acceptance of the assignment, YGC cancelled the shares recorded on its books for the subscribers, leaving Yukon Gold as the sole shareholder.

In 2002 the Subscription Agreements representing a subscription price of CDN$1.00 or US$0.76 per Unit, each Unit consisted of two common shares of the Corporation (each a "Common Share") and one warrant of the Corporation (a "Warrant"). The two Common Shares represent CDN$0.99 or US$0.75 of the per Unit subscription price and each Warrant represents CDN$0.01 or US$0.0077 of the per Unit subscription price.

In 2003 the Subscription Agreements representing a subscription price of CDN$1.50 or US$1.14 per Unit, each Unit consisted of three common shares of the Corporation ("Common Share") and one warrant of the Corporation (a "Warrant"). The three Common Shares represent CDN$1.49 or US$1.13 of the per Unit subscription price and each Warrant represents CDN$0.01 or US$0.0077 of the per Unit subscription price.

On January 23, 2004 we issued 300,000 common shares and 100,000 warrants to the members of the Hinton Syndicate for CDN$150,000 or US$114,242.19 in lieu of the cash "option payment" due on July 7, 2004 under the Hinton Syndicate Agreement. Each warrant entitles the holder to purchase one common share for CDN$1.00 or US$0.77 on or before June 30,2006.

In addition, on May 14, 2004, Yukon Gold borrowed US$56,250 from a single accredited investor in the United States. Yukon Gold issued a promissory note to the lender that provided that the promissory note could be converted into common shares of the Company at US$0.745 per share and warrants to acquire common shares at $0.01 per warrant. Each such warrant has an exercise price of $1.25 per share on or before June 30, 2006. The conversion right does not become effective prior to the later of (i) the one-year anniversary of the note or (ii) such time as Yukon Gold has registered a portion of its shares under the Securities Act of 1933 and is a reporting company under the Securities Exchange Act of 1934. In addition, Yukon Gold could require conversion of the promissory note into shares of common stock and warrants. Because the promissory note was issued subsequent to the filing with the Securities and Exchange Commission of this registration statement, it is possible - but not conceded by Yukon Gold - that this transaction was not exempt from registration under Section 5 of the Securities Act of 1933 (the "Act") because of the public nature of the registration statement. Yukon Gold believes the transaction to be exempt by reason of the provisions of Section 4(2) of the Act and Regulation D, Rule 506 thereunder. Should no exemption from Section 5 registration have been available for such transaction, Yukon Gold could be held liable under Section 12(1) of the Act to the note holder for the purchase price of the note, with interest thereon, less any income received thereon, upon the tender of the note to the Company, or for damages if the note holder no longer owns the note. Such an action would have to be brought in a court within one year after the purchase of the note. To the extent that any such actions should be filed and successfully litigated, Yukon Gold's operations, plans and ability to finance business operations would be adversely affected.

                            DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of our common stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation as amended, our Bylaws and by the applicable provisions of the State of Delaware law. Our authorized capital stock consists of 50,000,000 shares of Common Stock having a par value of $0.0001 per share. There is no cumulative voting for the election of directors. There are no preemptive rights to purchase shares. The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters presented to the shareholders for a vote. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to shareholders after payment of all creditors. All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that our unissued shares of common stock are subsequently issued, the relative interests of existing shareholders will be diluted.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered hereunder by the selling shareholders. We will not pay any commissions or any of the expenses of the selling shareholders related to the sale of these shares.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell their shares at US$0.50 per share until our securities are quoted on the OTC Bulletin Board or other specified market and thereafter at prevailing market prices or at privately negotiated prices. This price was chosen arbitrarily and should not be considered an estimation of value.

                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION


The registration statement, of which this prospectus forms a part, relates to our registration, for the account of the selling shareholders, of an aggregate of 4,469,483 shares of common stock. We will not receive any of the proceeds from the sale of these shares. Yukon Gold will pay the entire expenses of the offering which are estimated to be US$90,202.



Selling shareholders will sell at a fixed price of $0.50 per share until our common stock is quoted on the OTC Bulletin Board. Thereafter, the selling shareholders will sell their common stock at prevailing market rates or privately negotiated prices. The sale of the selling shareholders' shares by the selling shareholders may be effected from time to time in transactions, which may include block transactions by or for the account of the selling shareholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling shareholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at market prices prevailing at the time of sale, or at negotiated prices. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. We will file a post-effective amendment to our registration statement with the SEC if any selling shareholder enters into an agreement to sell shares through broker-dealers acting as principals after the date of this prospectus.

The selling shareholders, during the time each is engaged in distributing shares covered by this prospectus, must comply with the requirements of Regulation M under the Exchange Act. Generally, under those rules and regulations they may not: (i) engage in any stabilization activity in connection with our securities, and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling shareholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

As of the date of this prospectus our securities have not been cleared for purchase or sale in any of the states in the United States. Generally, our securities may not be purchased or sold in any state unless they have been registered or qualified for sale in such state or unless our securities, or the purchase or sale of our securities, qualifies for an exemption from registration in such state and we have met the requirements for such exemption. Following effectiveness of this Registration Statement, we will endeavor to register or otherwise qualify our securities in the states. Anyone desiring to purchase or sell our securities must consult with their broker in advance to determine whether such purchase or sale may be effected in their state.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "a penny stock". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares may be quoted on the OTC Bulletin Board, and the price of our shares may fall within a range which would cause our shares to be considered a "penny stock." The additional sales practice and disclosure requirements imposed upon broker-dealers handling "penny stocks" may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the market.

Under the "penny stock" regulations, a broker-dealer selling "penny stocks" to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to purchase, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the "penny stock" regulations require the broker-dealer to deliver, prior to any transaction involving a "penny stock", a disclosure schedule prepared by the Commission relating to the "penny stock" market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the "penny stock" held in a customer's account and information with respect to the limited market in "penny stocks."

All of the foregoing may affect the marketability of the securities.

Sales of any shares of common stock by the selling shareholders may depress the price of the common stock in any market that may develop for the common stock.

At the time a particular offer of the shares is made by or on behalf of a selling stockholder, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for shares purchased from the selling stockholder and any discounts commissions, or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

Under the Securities Exchange Act of 1934, as amended, and its regulations, any person engaged in the distribution of shares of common stock offered by this prospectus may not simultaneously engage in market-making activities with respect to the common stock during the applicable "cooling off" period prior to the commencement of this distribution. In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation Regulation M promulgated under the Exchange Act, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of shares of common stock by the selling shareholders.

The following table sets forth information known to us regarding ownership of our common stock by each of the selling shareholders as of the date hereof and as adjusted to reflect the sale of shares offered by this prospectus. None of the selling shareholders has had any position with, held any office of, or had any other material relationship with us during the past three years.


We believe, based on information supplied by the following persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own. The last two columns in this table assumes the sale of all of our shares offered in this prospectus. However, we do not know whether the selling shareholders will sell all or less than all of their shares. We will not receive any of the proceeds from the sale of these shares. Yukon Gold will pay the entire expenses of the offering which are estimated to be US$90,202. The Selling Shareholders will bear all costs related to the sale of their shares.

SELLING SHAREHOLDERS


                                              RELATIONSHIP            NUMBER OF      SHARES OWNED
LAST NAME             FIRST NAME               WITH ISSUER              SHARES       AFTER OFFERING
Brocker               Robert T.                   None                  400,000            0
Chapman               Kathy                       None                  420,500            0
Cook                  Warren & Julie              None                  30,586             0
Deckard               Kenneth                     None                  20,850             0
Englemeier            Duane                       None                  40,678             0
Fulks                 Ray                         None                  10,000             0
Guerra                J.L.                        None                  174,775            0
Gusler                Melanie Ann                 None                  157,070            0
Harris                Mary Lucy                   None                  420,000            0
Hope                  Kenneth                     None                  27,240             0
Joranamo Trust*                                   None                  400,000            0
Knox                  Bruce A.                    None                  101,784            0
Kruse                 Daniel J.                   None                  400,000            0
Lacroix               Lisa                        None                  362,000            0
Lush                  Robert G.                   None                  420,000            0
Mitton III            Arthur G.                   None                  10,500             0
Pittman III           B.F.                        None                  100,750            0
Reaume                Bill                        None                  420,000            0
Reaume                Jason                       None                  420,000            0
Yantis                J. Mike                     None                  132,750            0
                                                                        =========          =
                      TOTAL                                             4,469,483          0
                                                                        ---------          -

* The Joranamo Trust is controlled by Herminia Guerra for the benefit of her grandchildren."


We intend to keep this prospectus effective until the earlier of: (i) the date on which the shares may be resold by the Selling Shareholders under Rule 144 under the Securities Act of 1933 or (ii) 60 days from the date of this prospectus, although we reserve the right to terminate the distribution under this prospectus prior to that time.


                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding.

                                  LEGAL MATTERS

The validity of the issuance of the common stock offered in this prospectus has been passed upon by Kavinoky & Cook, LLP, Buffalo, New York.

                                     EXPERTS

The financial statements of YGC for the six-month period ended October 31, 2003, were reviewed by Schwartz Levitsky Feldman LLP and the financial statements for the period from the date of inception (May 31, 2000) through April 30, 2003 were audited by Schwartz Levitsky Feldman LLP, independent auditors, as set forth in their report thereon appearing in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The audited consolidated financial statements of Yukon Gold for the year ended April 30, 2004 were audited by Schwartz Levitsky Feldman LLP, and the consolidated financial statements for the year ended April 30, 2003 were audited by Schwartz Levitsky Feldman LLP, independent auditors as set forth in their report thereon appearing in this prospectus. Reports regarding the mineral properties at the Mount Hinton site have been prepared for us by Junior Mine Services, Inc. and by Archer, Cathro & Associates (1981) Limited and much of the information about the Mount Hinton Property contained in this prospectus has been obtained from those reports with their consent.

                               CHANGE IN AUDITORS

As of As of November 20, 2003, the board of Yukon Gold unanimously approved the replacement of Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP. Yukon Gold's principal independent auditors are Schwartz Levitsky Feldman LLP.

Prior to the consummation of the Share Purchase Agreement, when our company was known as "TAKE-4, Inc." Rotenberg & Co., LLP acted as our independent auditors. Following the consummation of the Share Purchase Agreement with YGC, Yukon Gold chose to replace Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP because Schwartz Levitsky Feldman LLP has experience and expertise with respect to the Canadian mining industry and the requirements of U.S. GAAP and has acted as the independent auditor for other publicly held companies that file reports with the SEC. In addition, Schwartz Levitsky Feldman LLP has audited the financial statements of our subsidiary, YGC.

In connection with the audits of our company for the six-month period ended October 31, 2003 and for the years ended April 30, 2003 and 2002, and for the period from the date of inception (May 31, 2000) through October 31, 2003, and since that time through the date of this prospectus, there were, and are, no disagreements with Rotenberg & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion of the subject matter of the disagreement.

The audit reports of Rotenberg & Co., LLP on the financial statements of Yukon Gold (then known as TAKE-4, Inc.) as of and for the years ended April 30, 2003 and 2002, did not contain any adverse opinion or disclosure of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except for a "going concern" qualification.

During Yukon Gold's two most recent fiscal years ended April 30, 2004, Yukon Gold has not consulted with Schwartz Levitsky Feldman LLP regarding any of the matters specified in Item 304(a)(2) of Reg. S-B.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

The Delaware Business Corporation Act and our by-laws, provide that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding. However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable

                           HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. The material terms of all exhibits have been expressed in this prospectus. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and you can reach us at skelley@medallioncap.com. Stafford Kelley acts as the Information Officer for the Company and can be reached at 416-865-9930.

Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our stockholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

We intend to apply for the listing of our common stock on the OTC Bulletin Board. After our listing is effective, you may obtain certain information about us on Nasdaq's Bulletin Board web site.

                                    GLOSSARY

In this prospectus, we use certain capitalized and abbreviated terms, as well as technical terms, which are defined below.


ADIT A horizontal or nearly horizontal passage driven from the surface for the purpose of the exploration or mining of a mineralized zone or ore body.

AIR PHOTO
ANALYSIS Use of aerial photography to determine or estimate geological features.

ALLUVIAL
MATERIAL Eroded material such as soil, sand, granite and other materials above the bedrock.

ANOMALY Pertaining to the data set resulting from geochemical or geophysical surveys; a deviation from uniformity or regularity.

ASSAY To analyse the proportions of metals in a specimen of rock or other geological material. Results of a test of the proportions of metals in a specimen of rock or other geological material.

BEDDING The arrangement of a sedimentary or metamorphic rock in beds or layers of varying thickness and character.

BEDROCK A general term for the rock, usually solid, that underlies soil or other unconsolidated superficial material.

BREAK A general term used in mining geology for any discontinuity in the rock, such as a fault or fracture.

BULLDOZER
TRENCHING           A method of exposing bedrock by use of a bulldozer.

CHANNEL
SAMPLE A sample composed of pieces of vein or mineral deposit that have been cut out of a small trench or channel, usually about one inch deep and 4 inches wide.

CIRQUE A deep, steep walled, flat or gently floored, half bowl like recess, variously described as crescent shaped or semicircular in plan, typically situated high on the north side of a mountain and commonly at the head of a glacial valley, and produced by the erosive activity of mountain glaciers.

COARSE
REJECT Pertaining to assay and geochemical analytical procedures where a rock sample is initially crushed before a subsample is separated for further analysis. The coarse reject may be retained for a check assay or for additional analysis.

COLLAR The start or beginning of a drill hole or the mouth of an underground working entrance.

CROSSCUT N.         An underground passage excavated across an ore body to test its width and value.

DIAMOND
DRILLING The act or process of drilling boreholes using bits inset with diamonds as the rock cutting tool. The bits are rotated by various types and sizes of mechanisms motivated by electric, compressed air or internal combustion engines or motors.

DIP The angle at which a bed, stratum, vein or other structure is inclined from the horizontal, measured perpendicular to the strike and in the vertical plane.

DRILL CORE          A cylindrical or columnar piece of solid rock, usually 1 to
                    6 inches (2.5 cm to 40 cm) in diameter and less than 10 feet
                    (3 m) in length, taken as a sample of an underground formation by a cylindrical drill bit, and brought to the surface for examination or analysis.

DRIFT n. A horizontal opening in or near a mineralized body and parallel to the long dimension of the vein or mineralized body. v. The act of excavating a drift.

ECONOMIC The portion of a mineralized body that can be profitably exploited.

EXCAVATOR
TRENCHING           A method of exposing bedrock by use of a hydraulic
                    excavator.

FAULT A fracture or fracture zone in rock along which there has been displacement of the two sides relative to each other and parallel to the fracture.

FLOAT A general term for loose fragments of rock; especially on a hillside below an outcropping mineralized zone.

FLOAT
TRAIN A general term for the downslope distribution of float below a mineralized zone.

FOXHOLE A small pit excavated in overburden by hand to expose bedrock.

FRACTURE A general term for any break in a rock, whether or not it causes displacement.

GEOCHEMICAL
SAMPLING The collection of soil, silt, vegetation or rock samples for analysis as a guide to the presence of areas of anomalous mineral of metal content in bedrock.

GEOLOGICAL
MAPPING In mineral exploration, the collection of geological data such as the description and orientation of various types of bedrock.

GEOPHYSICAL
SURVEY In mineral exploration, the collection of seismic, gravitational, electrical, radiometric, density or magnetic data to aid in the evaluation of the mineral potential of a particular area.

GRAPHITIC           Containing graphite.

GREENSTONE          A general term applied to any compact dark green, altered or metamorphosed mafic igneous rock (e.g. gabbro or diorite).

G/T Abbreviation for gram per tonne; equivalent to one part per million (ppm).

HAND
TRENCHING           A method of exposing bedrock by hand excavation.

HEADWALL A steep slope at the head of a valley, especially the rock cliff at the back of a cirque.

HYDROTHERMAL        Of or pertaining to hot water, to the action of hot water, or to the products of this action, such as a mineral deposit precipitated from a hot aqueous solution, with or without demonstrable association with igneous processes.

IGNEOUS Said of a rock or mineral that solidified from molten or partly molten material; also applied to processes leading to, or resulting from the formation of such rocks.

METALLURGICAL
TEST A general term for a number of mechanical or chemical processes that are employed to test the amenability of separating metals from their ores.

MINERALIZATION      The process or processes by which a mineral or minerals are introduced into a rock, resulting in an enriched deposit; or the result of these processes.

MINERALIZED         Rock that has undergone the process of mineralization.

MINING
CAMP A term loosely applied to an area of relatively abundant mines that have some relationship to each other in terms of the type of deposit or the variety of ore produced.

NET SMELTER
RETURN
ROYALTY A general term for a residual benefit that is a percentage of the value for which a smelter will reimburse the provider of ore to the smelter, after deduction for various smelting fees and penalties and, often after cost of transportation has been deducted.

ORE The naturally occurring material from which a mineral or minerals of economic value can be extracted profitably or to satisfy social or political objectives.

OUTCROP The part of a rock formation that appears at the surface of the ground.

OVERBURDEN          Loose soil, sand, gravel, broken rock, etc. that lies above the bedrock.

OZ/TON              Abbreviation for troy ounce per ton.

PERCUSSION
DRILL Drilling method by which the drill bit falls by force or is driven by force into the bedrock.

PERMAFROST          A permanently frozen layer of soil or subsoil, or even
                    bedrock, which occurs to variable depths below the Earth's surface in arctic or subarctic regions.

PLACER
GOLD Gold occurring in more or less coarse grains or flakes and obtainable by washing the sand, gravel, etc. in which it is found. Also called alluvial gold.

PLACER
MINING The extraction and concentration of heavy metals or minerals (usually gold) from alluvial deposits by various methods, generally using running water.

PPB                 Abbreviation for part per billion.

PPM                 Abbreviation for part per million.

PROSPECTING         Pertaining to the search for outcrops or surface exposures of mineral deposits, primarily by nonmechanical methods.

QUARTZ              A glassy silicate and common rock forming mineral (SiO2).

QUARTZ
DIORITE A group of plutonic rocks having the composition of diorite but with appreciable quartz and feldspar, i.e. between 5 and 20%.

QUARTZ
GABBRO A group of plutonic rocks having the composition of gabbro but with appreciable quartz.

QUARTZITE           A metamorphosed sandstone or rock composed of quartz grains so completely cemented with secondary silica that the rock breaks across or through the grains rather than around them.

RESERVE That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

RESOURCE Pertaining to the quantity or bulk of mineralized material without reference to the economic viability of its extraction (see reserve).

SADDLE              A low point along the crestline of a ridge.

SEDIMENT Fragmental material that originates from weathering of rocks and that is transported by air, water, ice or other natural agents, and that forms in layers on the Earth's surface at ordinary temperatures in a loose, unconsolidated form; e.g. silt, sand, gravel, etc.

SEDIMENTARY
ROCK                A rock resulting from the consolidation of loose sediment.

SHAFT An approximately vertical mine working of limited area compared with its depth.

SIDERITE            A light or dark brown mineral of the calcite group (FeCO3).

SOIL SAMPLING       (see geochemical sampling).

STRATA              Beds or layers of rock.

STRIKE The course or bearing of the outcrop of an inclined bed, vein or fault plane on a level surface; the direction of a horizontal line perpendicular to the dip.

TRACE Pertaining to assay values; as used in this report, this term refers to gold grades of less than 0.01 oz/ton (0.3 g/t).

UNDERGROUND
EXPLORATION         The process of excavating underground workings and drilling from these excavations to establish the continuity, thickness and grade of a mineral deposit.

VEIN An epigenetic mineral filling of a fault or other fracture in a host rock, in tabular or sheetlike form, often as a precipitate from a hydrothermal fluid.

VEIN
FAULT A term used in the Keno Hill mining camp to describe quartz vein material and associated fault gouge that are contained within a fault zone.

VLF-EM An abbreviation for the Very Low Frequency-Electromagnetic geophysical survey technique.

WEIGHTED
AVERAGE Value calculated from a number of samples, each of which has been "weighted" by a factor of the individual sample width.

WORKING A general term for any type of excavation carried out during the course of mining or mining exploration.

                          INDEX TO FINANCIAL STATEMENTS

YUKON GOLD CORP.
(An Ontario. Canada Corporation)
Financial Statements of Yukon Gold Corp. for the Six Months Ended October 31, 2003 (Unaudited) and For the Period Ended April 30, 2003

Report of Independent Auditor

Balance Sheets For The Six-Month Period Ended October 31, 2003 and For The Period Ended April 30, 2003

Statements of Operations For The Six-Month Period Ended October 31, 2003 and For The Period Ended April 30, 2003

Statements of Cash Flows For The Six-Month Period Ended October 31, 2003 and For The Period Ended April 30, 2003

Statements of Changes in Stockholders' Equity (Deficit) For The Six-Month Period Ended October 31, 2003 and For The Period Ended April 30, 2003

Notes to Financial Statements

YUKON GOLD CORPORATION, INC.
(A Delaware Corporation)
Audited Consolidated Financial Statements for the Year ended April 30, 2004 and for the Year Ended April 30, 2003


Report of Independent Registered Public Accounting Firm


Consolidated Balance Sheets for the Year Ended April 30, 2004 and for the Year Ended April 30, 2003

Consolidated Statements of Operations for the Year Ended April 30, 2004 and for the Year Ended April 30, 2003

Consolidated Statements of Cash Flows for the Year Ended April 30, 2004 and for the Year Ended April 30, 2003

Consolidated Statements of Changes in Stockholders' Equity for the Year Ended April 30, 2004 and for the Year Ended April 30, 2003

Notes to Consolidated Financial Statements

YUKON GOLD CORPORATION, INC.
Interim Consolidated Financial Statements
July 31, 2004
(Unaudited)

Interim Consolidated Balance Sheets as of July 31, 2004 and April 30, 2004

Interim Consolidated Statements of Operations for the quarters ended July 31, 2004 and July 31, 2003

Interim Consolidated Statements of Cash Flows for the quarters ended July 31, 2004 and July 31, 2003

Interim Consolidated Statements of Changes in Stockholders' (Deficiency) Equity for the quarter ended July 31, 2004 and for the year ended April 30, 2004

Notes to Interim Consolidated Financial Statements

                                YUKON GOLD CORP.
                        (AN EXPLORATION STAGE ENTERPRISE)
                              FINANCIAL STATEMENTS
                        SIX MONTHS ENDED OCTOBER 31, 2003
                                   (UNAUDITED)
                           PERIOD ENDED APRIL 30, 2003
                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS
                        (AMOUNTS EXPRESSED IN US DOLLARS)

                                YUKON GOLD CORP.
                        (AN EXPLORATION STAGE ENTERPRISE)
                              FINANCIAL STATEMENTS
                        SIX MONTHS ENDED OCTOBER 31, 2003
                                   (UNAUDITED)
                           PERIOD ENDED APRIL 30, 2003
                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS
                        (AMOUNTS EXPRESSED IN US DOLLARS)


                                TABLE OF CONTENTS


Report of Registered Public Accounting Firm                                    1

Balance Sheets as of October 31, 2003 and April 30, 2003                   2 - 3

Statements of Operations for the periods ended October 31, 2003 and
    April 30, 2003                                                             4

Statements of Cash Flows for the periods ended October 31, 2003 and
    April 30, 2003                                                         5 - 6

Statements of Changes in Stockholders' Equity (Deficiency) for the
    periods ended October 31, 2003 and April 30, 2003                          7

Notes to Financial Statements                                             8 - 16

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Yukon Gold Corp.
(An Exploration Stage Enterprise)

We have audited the accompanying balance sheet of Yukon Gold Corp. (incorporated in Ontario, Canada) as at April 30, 2003 and the related statement of operations, cash flows and stockholders' equity for the period from May 16, 2002 (date of incorporation) to April 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yukon Gold Corp. as at April 30, 2003 and the results of its operations and its cash flows for the period from May 16, 2002 (date of incorporation) to April 30, 2003 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the Exploration stage and has no established source of revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan regarding these matters are also described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since the accompanying financial statements have not been prepared in accordance with generally accepted accounting principles and standards in Canada, they may not satisfy the reporting requirements of Canadian statutes and regulations.


Toronto, Ontario                               /s/ Schwartz Levitsky Feldman llp
December 9, 2003                                           Chartered Accountants


                    1167 Caledonia Road
                    Toronto, Ontario M6A 2X1
                    Tel:  416 785 5353
                    Fax:  416 785 5663

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
BALANCE SHEETS
AS AT OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                      October 31,      April 30,
                                                            2003            2003

                                                               $               $
                                                     (Unaudited)
                                                        (note 1)

                                     ASSETS

CURRENT ASSETS

    Cash and cash equivalents                              30,305         20,756
    Prepaid expenses and deposits                          12,326          3,401
                                                           ------         ------

                                                           42,631         24,157

PROPERTY, PLANT AND EQUIPMENT (note 5)                      6,413          6,555

LOAN RECEIVABLE FROM A SHAREHOLDER (note 6)                    --          7,468
                                                           ------         ------

                                                           49,044         38,180
                                                           ======         ======


   The accompanying notes are an integral part of these financial statements.

APPROVED ON BEHALF OF THE BOARD

/s/ Warren Holmes, Director

/s/ Stafford Kelley, Director

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
BALANCE SHEETS
AS AT OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                         October 31,       April 30,
                                                                2003            2003

                                                                   $               $
                                                         (Unaudited)
                                                            (note 1)
                            LIABILITIES

CURRENT LIABILITIES

    Accounts payable and accrued liabilities (note 7)         32,794           7,154
    Loan payable (note 8)                                     20,000              --
                                                            --------        --------

                                                              52,794           7,154
                                                            --------        --------

COMMITMENTS AND CONTINGENCIES (note 11)

                 SHAREHOLDERS' EQUITY (DEFICIENCY)

CAPITAL STOCK (note 9)                                       303,909         154,063

ADDITIONAL PAID-IN CAPITAL                                     2,175           1,142

ACCUMULATED OTHER COMPREHENSIVE INCOME                         3,039             604

DEFICIT, ACCUMULATED DURING THE EXPLORATION
    STAGE                                                   (312,873)       (124,783)
                                                            --------        --------

                                                              (3,750)         31,026
                                                            --------        --------

                                                              49,044          38,180
                                                            ========        ========

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS
FOR THE PERIOD ENDED OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                      For the
                                                                  period from
                                                      For the         May 16,
                                   Cumulative        6 months   2002 (date of
                                        since           ended  incorporation)
                                    inception     October 31,    to April 30,
                                                         2003            2003

                                            $               $               $
                                  (Unaudited)     (Unaudited)
                                     (note 1)        (note 1)
REVENUE                                    --              --              --
                                     --------        --------        --------

OPERATING EXPENSES

    General and administration         45,702          22,389          23,313
    Project expenses                  265,805         165,013         100,792
    Amortization                        1,366             688             678
                                     --------        --------        --------

TOTAL OPERATING EXPENSES              312,873         188,090         124,783
                                     --------        --------        --------

LOSS BEFORE INCOME TAXES             (312,873)       (188,090)       (124,783)

    Income taxes (note 10)                 --              --              --
                                     --------        --------        --------

NET LOSS                             (312,873)       (188,090)       (124,783)
                                     ========        ========        ========

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                                     For the
                                                                                                 period from
                                                                                    For the          May 16,
                                                                  Cumulative       6 months    2002 (date of
                                                                       since          ended   incorporation)
                                                                   inception    October 31,     to April 30,
                                                                                       2003             2003

                                                                           $              $                $
                                                                 (Unaudited)    (Unaudited)
                                                                    (note 1)       (note 1)

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss for the period                                      (312,873)       (188,090)       (124,783)
     Items not requiring an outlay of cash:
       Amortization                                                  1,366             688             678
       Increase in prepaid expenses and deposits                   (11,498)         (8,330)         (3,168)
       Increase in accounts payable and accrued liabilities         30,811          24,147           6,664
                                                                  --------        --------        --------

NET CASH USED IN OPERATING ACTIVITIES                             (292,194)       (171,585)       (120,609)
                                                                  --------        --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES

     Purchase of property, plant and equipment                      (6,784)             --          (6,784)
                                                                  --------        --------        --------

NET CASH USED IN INVESTING ACTIVITIES                               (6,784)             --          (6,784)
                                                                  --------        --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from loan                                             20,000          20,000              --
     (Advances to) repayments from a shareholder                       879           7,836          (6,957)
     Proceeds from issuance of Common shares                       309,687         155,624         154,063
     Proceeds from sales of warrants                                 2,175           1,033           1,142
     Repurchase of shares                                           (5,778)         (5,778)             --
                                                                  --------        --------        --------

NET CASH PROVIDED BY FINANCING
     ACTIVITIES                                                    326,963         178,715         148,248
                                                                  --------        --------        --------

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                        For the
                                                                                    period from
                                                                        For the         May 16,
                                                       Cumulative      6 months   2002 (date of
                                                            since         ended  incorporation)
                                                        inception   October 31,    to April 30,
                                                                           2003            2003

                                                                $             $             $
                                                      (Unaudited)   (Unaudited)
                                                         (note 1)      (note 1)
EFFECT OF FOREIGN CURRENCY EXCHANGE
     RATE CHANGES                                           2,320         2,419           (99)
                                                          -------       -------       -------

NET INCREASE IN CASH AND
     CASH EQUIVALENTS FOR THE PERIOD                       30,305         9,549        20,756

     Cash and cash equivalents, beginning of period            --        20,756            --
                                                          -------       -------       -------

CASH AND CASH EQUIVALENTS, END OF PERIOD
                                                           30,305        30,305        20,756
                                                          =======       =======       =======

INCOME TAXES PAID                                              --            --            --
                                                          =======       =======       =======

INTEREST PAID                                                  --            --            --
                                                          =======       =======       =======

    The accompanying notes are an integral part of these financial statements

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD ENDED OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                      Deficit,
                                                                                   accumulated                         Accumulated
                                   Number of           Common      Additional       during the                               other
                                      Common           shares         paid-in      Exploration    Comprehensive      comprehensive
                                      shares           amount         capital            stage     Income (loss)            Income
                                  ----------       ----------      ----------       ----------        ----------        ----------
                                                            $               $                $                 $                  $
Issuance of Common shares          2,833,377          154,063              --               --                --                --
Issuance of warrants                      --               --           1,142               --                --                --
Foreign currency translation              --               --              --               --               604               604
Net loss for the period                   --               --              --         (124,783)         (124,783)               --
                                  ----------       ----------      ----------       ----------        ----------        ----------

Balance as of April 30, 2003       2,833,377          154,063           1,142         (124,783)         (124,179)              604
                                                                                                      ==========

Issuance of Common shares          1,173,408          155,624              --               --                --                --
Issuance of warrants                      --               --           1,033               --                --                --
Foreign currency translation              --               --              --               --             2,435             2,435
Net loss for the period                   --               --              --         (188,090)         (188,090)               --
Shares repurchased                  (240,855)          (5,778)             --               --                --                --
                                  ----------       ----------      ----------       ----------        ----------        ----------

Balance as of October 31, 2003     3,765,930          303,909           2,175         (312,873)         (185,655)            3,039
                                  ==========       ==========      ==========       ==========        ==========        ==========

    The accompanying notes are an integral part of these financial statements

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

1.    BASIS OF PRESENTATION

      The financial statements for the six months ended October 31, 2003 are unaudited. The interim results are not necessarily indicative of the results for any future period. In the opinion of management, the data in the financial statements reflects all adjustments necessary for a fair presentation of the results of the interim period disclosed. All adjustments are of a normal and recurring nature.

2.    NATURE OF OPERATIONS AND GOING CONCERN

      Yukon Gold Corp. (the "Company") was incorporated in Canada on May 16, 2002. The Company is engaged in the gold mining business in the Yukon Territory, Canada.

      The Company is in its Exploration stage and has not yet earned any revenues. Consequently, the Company has incurred losses since its incorporation in 2002. The Company has funded its operations to date through the issuance of shares.

      The Company plans to continue its efforts to acquire equity partners, to make private placements, and to seek funding for its projects; however there is no assurance that such efforts will be successful. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Use of estimates

            These financial statements have been prepared in accordance with generally accepted accounting principles in the United Stated of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

      b)    Cash and Cash Equivalents

            Cash and cash equivalents includes cash on hand. The carrying amounts approximate fair values because of the short maturity of those instruments.

      c)    Other Financial Instruments

            The carrying amount of the Company's accounts receivable and payable approximates fair value because of the short maturity of these instruments.

    The accompanying notes are an integral part of these financial statements

YUKON GOLD CORP.

(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      d)    Long-term Financial Instruments

            The fair value of each of the Company's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the Company's current borrowing rate for similar instruments of comparable maturity would be.

      e)    Property, plant and equipment

            Property, plant and equipment are recorded at cost less accumulated amortization. Amortization is provided using the following annual rate and method:

            Computer equipment          20%             declining balance method

      f)    Foreign Currency Translation

            The Company is a foreign private company and maintains its books and records in Canadian dollars (the functional currency). The financial statements are converted to US dollars as the Company has elected to report in US dollars. The translation method used is the current rate method which is the method mandated by SFAS No. 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholders' equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

            Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in accumulated other comprehensive income.

      g)    Income taxes

            The Company accounts for income taxes under the provisions of SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

            Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current period. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be "more likely than not" realized in future returns. Tax law and rate changes are reflected in income in the period such changes are enacted.


    The accompanying notes are an integral part of these financial statements

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      h)    Revenue recognition

            The Company's revenue recognition policies will follow common practice in the mining industry. Revenue is recognized when gold and silver in the form of dore (a combination of gold and silver) or concentrate is produced at mines whose product has a high gold content and for which the additional costs of refining and marketing are minimal. The only condition for recognition of revenue in this instance is the production of the gold dore or concentrate. In order to get the product to the dore stage the gold-bearing ore must be mined, transported to a mill or heap leaching pad where the ore is ground and/or crushed. The ground and/or crushed ore is then chemically treated to extract the gold into a solution. This solution is then subjected to various processes to precipitate a gold-bearing material that can be melted and poured into a mold.

      i)    Comprehensive income

            The Company has adopted SFAS No. 130 Reporting Comprehensive Income. This standard requires companies to disclose comprehensive income in their financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as foreign currency translation adjustments.

      J)    Long-Lived assets

            The Company has adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which has been superseded by SFAS No. 144 [note 3(m)]. SFAS No. 144 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management used its best estimate of the undiscounted cash flows to evaluate the carrying amount and have determined that no impairment has occurred.

      k)    Exploration and Evaluation Expenditures

            All exploration and pre-Exploration evaluation expenditures are expensed as incurred.

    The accompanying notes are an integral part of these financial statements

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      l)    Stock Based Compensation

            The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148 which introduced the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expenses for stock-based compensation to employees based on the new fair value accounting rules. The Company chose to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the measurement date over the amount an employee must pay to acquire the stock.

      m)    Recent Pronouncements

            SFAS No. 141 - Business Combinations and SFAS No. 142 - Goodwill and Other Intangible Assets. SFAS No. 141 requires that companies use only the purchase method for acquisitions occurring after June 30, 2001. SFAS No. 142 required that goodwill and intangible assets acquired after June 30, 2001 should no longer be amortized but reviewed annually for impairment.

            SFAS No. 143 - Accounting for Asset Retirement Obligations - this standard requires that entities record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This standard is effective for fiscal years beginning after June 15, 2001.

            SFAS No. 144 - Accounting for the Impairment or Disposal of Long-Lived Assets. This standard supercedes SFAS No. 121 - Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This standard requires that businesses recognize impairment when the financial statement carrying amount of long-lived asset or asset group exceeds its fair value and is not recoverable. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001.

            SFAS No. 145 - Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.

            SFAS 145 updates, clarifies and simplifies existing accounting pronouncements. SFAS 145 rescinds Statement No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as extraordinary items, net of related income tax effect. As a result, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses because Statement No. 4 has been rescinded. Statement No. 44 was issued to establish accounting requirements for the effects of transition to provisions of the Motor Carrier Act of 1980. Because the transition has been completed, Statement No. 44 is no longer necessary.


    The accompanying notes are an integral part of these financial statements

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      m)    Recent Pronouncements (cont'd)

            SFAS No. 146 - Accounting for Cost Associated with Exit or Disposal Activities. SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Previous accounting guidance was provided by Emerging Issues Task Force ("EITF") Issue No. 94-3. SFAS 146 replaces EITF94-3. The Statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

            SFAS No.147 - Acquisition of certain Financial Institutions, an amendment of SFAS 72 and 144 and SFAS interpretation number 9 issued October 2002 and relates to acquisitions of financial institutions.

            SFAS No. 148 - Accounting for Stock Based Compensation-Transition and Disclosure, an amendment of SFAS 123 issued December 2002 and permits two additional transition methods for entities that adopt the fair value based method of accounting for stock based employee compensation to avoid the ramp-up effect arising from prospective application. This statement also improves the prominence and clarity of the pro-forma disclosures required by SFAS 123.

            SFAS No. 149 - Amendment of SFAS 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, accounting for derivative instruments and hedging activities.

            SFAS No. 150 - Accounting for certain financial instruments with characteristics of both liabilities and equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

            The Company believes that the above standards would not have a material impact on its financial position, results of operations or cash flows.

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

4.    COMPREHENSIVE INCOME (LOSS)

      The components of comprehensive loss are as follows:

                                                                                    For the
                                                                                period from
                                                                For the            May 16,
                                                               6 months       2002 (date of
                                                           period ended      incorporation)
                                                            October 31,        to April 30,
                                                                   2003                2003

                                                                     $                   $
                                                            (Unaudited)
                                                               (note 1)
           Net loss                                           (188,090)           (124,783)
           Other comprehensive income (loss)
                foreign currency translation                     2,435                 604
                                                              --------            --------

           Comprehensive loss                                 (185,655)           (124,179)
                                                              ========            ========

      The foreign currency translation adjustments are not currently adjusted for income taxes as the Company is located in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars, which are done as disclosed in note 3(f).

5.    PROPERTY, PLANT AND EQUIPMENT

                                                        October 31,           April 30,
                                                               2003                2003

                                                                 $                   $
                                                        (Unaudited)
                                                           (note 1)
           Computer equipment                                7,779               7,233
                                                          --------            --------

           Cost                                              7,779               7,233
                                                          --------            --------

           Less:  Accumulated amortization
                Computer equipment                           1,366                 678
                                                          --------            --------

           Net                                               6,413               6,555
                                                          ========            ========

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

6.    LOAN RECEIVABLE FROM A SHAREHOLDER

      The loan is non-interest bearing and unsecured. It was repaid in October 2003.

7.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                           October 31,           April 30,
                                                                  2003                2003

                                                                    $                   $
                                                           (Unaudited)
                                                              (note 1)
           Accounts payable and accrued liabilities
               are comprised of the following:

           Trade payables                                       17,621                 178
           Accrued liabilities                                  15,173               6,976
                                                             ---------           ---------

                                                                32,794               7,154
                                                             =========           =========

8.    LOAN PAYABLE

      The loan is non-interest bearing and unsecured. The amount will be repaid by the issuance of 200,000 Common shares in November 2003.

9.    CAPITAL STOCK

      a)    Authorized

            Unlimited number of Common shares

            Issued

                                                                     October 31,           April 30,
                                                                            2003                2003

                                                                              $                   $
                                                                     (Unaudited)
                                                                        (note 1)
                3,765,930 Common shares (2,833,377 in April)             303,909             154,063
                                                                   =============         ============

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

9.    CAPITAL STOCK (cont'd)

      b)    Changes to Issued Share Capital

            i. During the period from May 10, 2002 to August 19, 2002 the company issued 2,490,855 Common shares for total consideration of $52,389.

            ii. During the period from August 19, 2002 to April 30, 2003, the company issued 342,522 Common shares and 171,261 warrants for total consideration of $102,816.

            iii. For the period from May 1, 2003 to October 31, 2003, the company issued 1,173,408 Common shares and 141,136 warrants for total consideration of $156,657.

            iv. On July 2, 2003, the company repurchased 240,855 Common shares for total consideration of $5,778.

      c)    Warrants Issued

            During the period, 312,397 warrants were issued by the company. Each warrant entitles its holders to purchase one common shares at an exercise price of $1.00 per share. The warrants expires on September 30, 2004.

            The warrants do not confer upon the holders any rights or interest as a shareholder of the company.

10.   INCOME TAXES

      The Company has incurred non-capital losses since inception which can be applied against future taxable income and which commence expiring in 2010. The utilization of these losses is uncertain and therefore the company has not recorded a deferred tax asset.

11.   COMMITMENTS AND CONTINGENCIES

      On July 7, 2002, the Company acquired a group of mining claims in the Mount Hinton area of the Yukon Territory from the Hinton Syndicate, a claim group controlled by three individual third parties (the "Hinton Syndicate"). The agreement contains several specific conditions, which are summarized below:

      - The Company has to provide for yearly-shared property payments and work program expenses amounting to $4,246,928 over a period of five years. In return, the Company will earn interest in the mining claims at a rate of 25% after work program expenditures of $1,137,570, 50% after $1,895,950 and 75% after $3,791,900. The company has incurred $303,352 in work program expenditures to-date and is required to incur $246,473 prior to July 7, 2005, $1,137,570 between July 7, 2005 and July 7, 2006, and $2,085,545 between July 7, 2006 and July 7, 2007.

   The accompanying notes are an integral part of these financial statements.

YUKON GOLD CORP.
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2003 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

11.   COMMITMENTS AND CONTINGENCIES (cont'd)

      - The company has made the first three (3) property payments totaling $189,595 and is required to pay $113,757 on July 7, 2005 and $151,676 on July 7, 2006. The property payments, work program expenses, and earned interest can be accelerated.

      - The Company can cancel the agreement at any time and be left with the interest earned to date in the mining claims. If the agreement is terminated when 50% is earned, the earned interest will be reduced to 45% so as to return control and financing flexibility to the Hinton Syndicate.

      - After the Company has earned an initial 25% in interest, it can decide to postpone future expenditures if market conditions are difficult.

      - After the company has earned its 75% interest, the agreement provides for a joint venture to be set up for future financing to be shared with the Hinton Syndicate.

      -     The Hinton Syndicate is entitled to a 2% NSR royalty.

      - Each member of the Hinton Syndicate is entitled to receive their share of the annual property payments in shares of the Company at a 10% discount to the market.

12.   SUBSEQUENT EVENTS

      i) On November 1, 2003, 3,000,000 of the company's issued share capital were acquired for total consideration of $75,018 by Yukon Gold Corporation Inc. (A company incorporated under the Laws of the State of Delaware).

      ii) On November 1, 2003, the company and ten (10) of it's subscribers entered into an agreement with Yukon Gold Corporation, Inc. (a company incorporated under the Law of the State of Delaware) to assign the ten (10) subscriptions to the Delaware corporation who agreed to issue 1,027,932 shares and 399,731 warrants to the subscribers. As the company had booked but not issued 896,931 of these Common shares and 356,064 warrants it cancelled these shares and warrants and agreed to treat the proceeds of $340,106 as a loan due to the Delaware Corporation. The transaction was completed on November 17, 2003

   The accompanying notes are an integral part of these financial statements.

                          YUKON GOLD CORPORATION, INC.

                         (AN EXPLORATION STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED APRIL 30, 2004 AND APRIL 30, 2003

      TOGETHER WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                        (AMOUNTS EXPRESSED IN US DOLLARS)

                          YUKON GOLD CORPORATION, INC.

                         (AN EXPLORATION STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED APRIL 30, 2004 AND APRIL 30, 2003

      TOGETHER WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                        (AMOUNTS EXPRESSED IN US DOLLARS)



                                TABLE OF CONTENTS

                                                                                  PAGE NO
Report of Independent Registered Public Accounting Firm                              1

Consolidated Balance Sheets as of April 30, 2004 and April 30, 2003                  2-3

Consolidated Statements of Operations for the years ended April 30, 2004
    and April 30, 2003                                                               4

Consolidated Statements of Cash Flows for the years ended April 30, 2004
    and April 30, 2003                                                               5

Consolidated Statements of Changes in Stockholders' Equity for the years ended
    April 30, 2004 and April 30, 2003                                                6

Notes to Consolidated Financial Statements                                           7-17

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Yukon Gold Corporation, Inc.
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Yukon Gold Corporation, Inc. as at April 30, 2004 and 2003 and the related consolidated statements of operations, cash flows and stockholders' equity for the years ended April 30, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yukon Gold Corporation, Inc. as at April 30, 2004 and 2003 and the results of its operations and its cash flows for the years ended April 30, 2004 and 2003 in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is an exploration stage mining company and has no established source of revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan regarding these matters are also described in the notes to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                              /s/"SCHWARTZ LEVITSKY FELDMAN LLP"

Toronto, Ontario, Canada
July 20, 2004                                              Chartered Accountants


            1167 Caledonia Road
            Toronto, Ontario  M6A 2X1
            Tel:   416 785 5353
            Fax:  416 785 5663

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
AS AT APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


                                                       April 30,       April 30,
                                                            2004            2003

                                                               $               $

                                     ASSETS

CURRENT ASSETS

    Cash and cash equivalents                            134,925          20,756
    Prepaid expenses and other                             8,583           3,401
                                                         -------         -------

                                                         143,508          24,157

LOAN RECEIVABLE FROM A SHAREHOLDER (note 6)                   --           7,468

PROPERTY, PLANT AND EQUIPMENT (note 7)                     5,478           6,555
                                                         -------         -------

                                                         148,986          38,180
                                                         =======         =======


              The accompanying notes are an integral part of these
                       consolidated financial statements.

APPROVED ON BEHALF OF THE BOARD

/s/Warren Holmes
Warren Holmes, Director

/s/ Stafford Kelley
Stafford Kelley, Director

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
AS AT APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                           April 30,       April 30,
                                                                2004            2003

                                                                   $               $
                            LIABILITIES

CURRENT LIABILITIES

    Accounts payable and accrued liabilities (note 8)         30,686           7,154
                                                            --------        --------


                       SHAREHOLDERS' EQUITY

CAPITAL STOCK (note 9)                                           882         154,063

ADDITIONAL PAID-IN CAPITAL                                   697,299           1,142

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)                (12,192)            604

DEFICIT, ACCUMULATED DURING THE EXPLORATION STAGE           (567,689)       (124,783)
                                                            --------        --------

                                                             118,300          31,026
                                                            --------        --------

                                                             148,986          38,180
                                                            ========        ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                      For the            For the
                                                                         year               year
                                                 Cumulative             ended              ended
                                                      since         April 30,          April 30,
                                                  inception              2004               2003

                                                          $                 $                  $
REVENUE                                                  --                --                --
                                                 ----------        ----------        ----------

OPERATING EXPENSES

    General and administration                      146,046           122,733            23,313
    Project expenses                                443,805           343,013           100,792
    Exploration Tax Credit                          (24,239)          (24,239)
    Amortization                                      2,077             1,399               678
                                                 ----------        ----------        ----------

TOTAL OPERATING EXPENSES                            567,689           442,906           124,783
                                                 ----------        ----------        ----------

LOSS BEFORE INCOME TAXES                           (567,689)         (442,906)         (124,783)

    Income taxes                                         --                --                --
                                                 ----------        ----------        ----------

NET LOSS                                           (567,689)         (442,906)         (124,783)
                                                 ==========        ==========        ==========

Earnings per share - basic and diluted                                  (0.07)            (0.03)
                                                                   ==========        ==========

Weighted average common shares outstanding                          6,346,942         4,027,132
                                                                   ==========        ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                        For the          For the
                                                                           year             year
                                                      Cumulative          ended            ended
                                                           since      April 30,        April 30,
                                                       inception           2004             2003

                                                               $              $                $
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss for the year                              (567,689)       (442,906)       (124,783)
    Items not requiring an outlay of cash:
      Amortization                                        2,077           1,399             678
      Shares issued for property payment                114,242         114,242              --
      Increase in prepaid expenses and deposits          (8,200)         (5,032)         (3,168)
      Increase in accounts payable and accrued
          liabilities                                    30,196          23,532           6,664
                                                       --------        --------        --------

NET CASH USED IN OPERATING ACTIVITIES                  (429,374)       (308,765)       (120,609)
                                                       --------        --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property, plant and equipment            (6,784)             --          (6,784)
                                                       --------        --------        --------

NET CASH USED IN INVESTING ACTIVITIES                    (6,784)             --          (6,784)
                                                       --------        --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES
    (Advances to) repayments from a shareholder           1,180           8,137          (6,957)
    Proceeds from issuance of shares                    583,939         428,734         155,205
                                                       --------        --------        --------

NET CASH PROVIDED BY FINANCING ACTIVITIES               585,119         436,871         148,248
                                                       --------        --------        --------

EFFECT OF FOREIGN CURRENCY EXCHANGE
    RATE CHANGES                                        (14,036)        (13,937)            (99)
                                                       --------        --------        --------

NET INCREASE IN CASH AND CASH
   EQUIVALENTS FOR THE YEAR                             134,925         114,169          20,756

    Cash and cash equivalents, beginning of year             --          20,756              --
                                                       --------        --------        --------

CASH AND CASH EQUIVALENTS, END OF YEAR                  134,925         134,925          20,756
                                                       ========        ========        ========

INCOME TAXES PAID                                                            --              --
                                                                       ========        ========

INTEREST PAID                                                                --              --
                                                                       ========        ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                      Deficit,
                                                                                   accumulated                       Accumulated
                                   Number of           Common       Additional      during the                             Other
                                      Common           Shares          Paid-in     exploration    Comprehensive    Comprehensive
                                      Shares           amount          Capital           stage     Income (loss)    Income (loss)
                                  ----------       ----------       ----------      ----------       ----------       ----------
                                                            $                $               $                $                $
Issuance of Common shares          2,833,377          154,063               --              --               --               --
Issuance of warrants                      --               --            1,142              --               --               --
Foreign currency translation              --               --               --              --              604              604
Net loss for the year                     --               --               --        (124,783)        (124,783)              --
                                  ----------       ----------       ----------      ----------       ----------       ----------

Balance as of April 30, 2003       2,833,377          154,063            1,142        (124,783)        (124,179)             604
                                                                                                     ==========

Issuance of Common shares          1,435,410          256,657               --              --               --               --
Issuance of warrants                      --               --            2,855              --               --               --
Shares repurchased                  (240,855)          (5,778)              --              --               --               --
Recapitalization pursuant to
   reverse acquisition             2,737,576         (404,265)         404,265              --               --               --
Issuance of Common shares          1,750,000              175          174,825              --               --               --
Issuance of Common shares
   for property payment              300,000               30          114,212              --               --               --
Foreign currency translation              --               --               --              --          (12,796)         (12,796)
Net loss for the year                     --               --               --        (442,906)        (442,906)              --
                                  ----------       ----------       ----------      ----------       ----------       ----------

Balance as of April 30, 2004       8,815,508              882          697,299        (567,689)        (455,702)         (12,192)
                                  ==========       ==========       ==========      ==========       ==========       ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


2.    BASIS OF PRESENTATION

      The audited consolidated financial statements include the accounts of Yukon Gold Corporation, Inc. (the "Company") and its wholly owned subsidiary Yukon Gold Corp. ("YGC"). All material inter-company accounts and transactions have been eliminated.


2.    NATURE OF OPERATIONS AND GOING CONCERN

      The Company was incorporated under the laws of the state of Delaware on May 31, 2000 as Realdarts International, Inc. On August 3, 2000, the Articles of Incorporation were amended to change the name to Optima 2000, Inc. On August 8, 2000 the name was changed again to Optima International, Inc. and again on the same date to Optima Global Corporation. On February 5, 2001, the Company entered into a merger with Optima Global Corp. (a Florida Corporation) whereby the corporation issued one share of its stock for each share held by the stockholders of the Florida Corporation. On November 20, 2002, the Company changed its name to Take 4, Inc. and then on October 29, 2003 the Company became Yukon Gold Corporation, Inc.

      The Company is an exploration stage mining company. The Company has funded its operations to date through the issuance of shares.

      The Company's future success is dependent upon its ability to raise sufficient capital in order to continue to explore for an ore reserve on its mining claims. There is no guarantee that such capital will be available on acceptable terms, if at all.

3.    REVERSE ACQUISITION

      On November 17, 2003, the Company concluded a series of transactions whereby it acquired 100 % of the common shares of YGC. In consideration for this acquisition, the Company issued 4,027,932 Common shares to the former shareholders of YGC, which represented 59.5 % of the outstanding common shares of the Company on that date.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


3.    REVERSE ACQUISITION (cont'd)

      Notwithstanding that the Company became the legal acquirer of YGC; this transaction has been accounted for in these financial statements as a reverse merger equivalent to the issuance of stock by YGC for the net monetary assets of the Company accompanied by a recapitalization.

      The comparative consolidated financial statements of the Company are those of YGC and the merger and recapitalization was reported as a line item in the Statements of Changes in Stockholders' Equity.

4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Use of Estimates

            These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of consolidated financial statements for any period necessarily involves the use of estimates and assumption. Actual amounts may differ from these estimates. These consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

      b)    Cash and Cash Equivalents

            Cash and cash equivalents includes cash on hand. The carrying amounts approximate fair values because of the short maturity of those instruments.

      c)    Other Financial Instruments

            The carrying amount of the Company's accounts receivable and payable approximates fair value because of the short maturity of these instruments.

      e)    Long-term Financial Instruments

            The fair value of each of the Company's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the Company's current borrowing rate for similar instruments of comparable maturity would be.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      e)    Property, plant and equipment

            Property, plant and equipment are recorded at cost less accumulated amortization. Amortization is provided using the following annual rate and method:

            Computer equipment          20%             declining balance method

      f)    Foreign Currency Translation

            The Company's operating subsidiary is a foreign private company and maintains its books and records in Canadian dollars (the functional currency). The subsidiary's financial statements are converted to US dollars as the Company has elected to report in US dollars. The translation method used is the current rate method, which is the method mandated by SFAS No. 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholders' equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

            Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in Accumulated Other Comprehensive Income (Loss).

      g)    Income taxes

            The Company accounts for income taxes under the provisions of SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

            Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current period. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be "more likely than not" realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      h)    Revenue Recognition

            The Company's revenue recognition policies will follow common practice in the mining industry. Revenue is recognized when precious metals in the form of dore (a combination of gold and silver) or concentrate is produced at mines whose product has a high precious metal content and for which the additional costs of refining and marketing are minimal. The only condition for recognition of revenue in this instance is the production of the gold dore or concentrate. In order to get the ore to a concentrate stage the precious metal ore must be mined and transported to a mill where it is crushed and ground. The ground product is then processed by gravity separation and/or flotation to produce a concentrate. Chemical treatment is used to extract the precious metals from the concentrate or on a leaching pad into a solution. This solution is then subjected to various processes to precipitate the precious metals back to a solid state that can be melted down and poured into a mould to produce a dore bar.

      i)    Comprehensive Income

            The Company has adopted SFAS No. 130 Reporting Comprehensive Income. This standard requires companies to disclose comprehensive income in their consolidated financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as foreign currency translation adjustments.

      j)    Long-Lived Assets

            The Company has adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which has been superseded by SFAS No. 144 [note 3(m)]. SFAS No. 144 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management will use its best estimate of the undiscounted cash flows to evaluate the carrying amount and will determine that no impairment has occurred.

      l)    Exploration and Evaluation Expenditures

            All exploration and pre-development evaluation expenditures are expensed as incurred.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      l)    Stock Based Compensation

            The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148 which introduced the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expenses for stock-based compensation to employees based on the new fair value accounting rules. The Company chose to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the measurement date over the amount an employee must pay to acquire the stock.

      m)    Recent Pronouncements

            SFAS No. 141 - Business Combinations and SFAS No. 142 - Goodwill and Other Intangible Assets. SFAS No. 141 requires that companies use only the purchase method for acquisitions occurring after June 30, 2001. SFAS No. 142 required that goodwill and intangible assets acquired after June 30, 2001 should no longer be amortized but reviewed annually for impairment.

            SFAS No. 143 - Accounting for Asset Retirement Obligations - this standard requires that entities record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This standard is effective for fiscal years beginning after June 15, 2001.

            SFAS No. 144 - Accounting for the Impairment or Disposal of Long-Lived Assets. This standard supersedes SFAS No. 121 - Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. This standard requires that businesses recognize impairment when the financial statement carrying amount of long-lived asset or asset group exceeds its fair value and is not recoverable. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001.

            SFAS No. 145 - Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 updates, clarifies and simplifies existing accounting pronouncements. SFAS 145 rescinds Statement No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as extraordinary items, net of related income tax effect. As a result, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses because Statement No. 4 has been rescinded. Statement No. 44 was issued to establish accounting requirements for the effects of transition to provisions of the Motor Carrier Act of 1980. Because the transition has been completed, Statement No. 44 is no longer necessary.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      m)    Recent Pronouncements (cont'd)

            SFAS No. 146 - Accounting for Cost Associated with Exit or Disposal Activities. SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Previous accounting guidance was provided by Emerging Issues Task Force ("EITF") Issue No. 94-3. SFAS 146 replaces EITF94-3. The Statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

            SFAS No.147 - Acquisition of Certain Financial Institutions, an amendment of SFAS 72 and 144 and SFAS interpretation number 9 issued October 2002 and relates to acquisitions of financial institutions.

            SFAS No. 148 - Accounting for Stock Based Compensation-Transition and Disclosure, an amendment of SFAS 123 issued December 2002 and permits two additional transition methods for entities that adopt the fair value based method of accounting for stock based employee compensation to avoid the ramp-up effect arising from prospective application. This statement also improves the prominence and clarity of the pro-forma disclosures required by SFAS 123.

            SFAS No. 149 - Amendment of SFAS 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, accounting for derivative instruments and hedging activities.

            SFAS No. 150 - Accounting for Certain Financial Instruments with characteristics of both liabilities and equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

            The Company has adopted all of the above standards and they do not have a material impact on its financial position, results of operations or cash flows.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


5.    COMPREHENSIVE INCOME (LOSS)

      The components of comprehensive loss are as follows:

                                                      For the year          For the year
                                                             ended                 ended
                                                         April 30,             April 30,
                                                              2004                  2003

                                                                $                     $
           Net loss                                      (442,906)             (124,783)
           Other comprehensive income (loss)
               Foreign currency translation               (12,796)                   604
                                                         --------              --------

           Comprehensive loss                            (455,702)             (124,179)
                                                         ========              ========

      The foreign currency translation adjustments are not currently adjusted for income taxes as the Company's operating subsidiary is located in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars, which are done as disclosed in note 4 (f).

6.    LOAN RECEIVABLE FROM A SHAREHOLDER

      The loan is non-interest bearing and unsecured. It was repaid during the period.

7.    PROPERTY, PLANT AND EQUIPMENT

                                                      April 30,        April 30,
                                                           2004             2003

                                                              $                $

             Computer equipment                           7,608            7,233
                                                          -----            -----

             Cost                                         7,608            7,233
                                                          -----            -----
             Less:  Accumulated amortization

                  Computer equipment                      2,130              678
                                                          -----            -----

             Net                                          5,478            6,555
                                                          =====            =====


              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

8.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES


                                                                                 April 30,           April 30,
                                                                                      2004                2003

                                                                                        $                   $
           Accounts payable and accrued liabilities are comprised of
                the following:

           Trade payables                                                           23,686                 178
           Accrued liabilities                                                       7,000               6,976
                                                                                  --------             -------

                                                                                    30,686               7,154
                                                                                  ========             =======


9.    CAPITAL STOCK

      a)    Authorized

            50,000,000 of Common shares, $0.0001 par value

      b)    Issued

            8,815,508 Common shares

      c)    Changes to Issued Share Capital

            Transactions prior to reverse acquisition

            i) During the year ended April 30, 2003, the Company issued 2,833,377 Common shares for total consideration of $154,063.

            ii) During the period from May 1, 2003 to the date of the reverse acquisition the Company issued 1,435,410 Common shares for total consideration of $256,657.

            iii) On July 2, 2003, the Company repurchased 240,855 Common shares for total consideration of $5,778.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

9.    CAPITAL STOCK (cont'd)

      c)    Changes to Issued Share Capital (cont'd)

            Transactions pursuant to reverse acquisition

            iv) During the period from November 1, 2003 to November 17, 2003, the Company underwent a reverse acquisition as described in note 3.

            Transactions subsequent to reverse acquisition

            v) On November 10, 2003, the Company issued 1,750,000 common shares for total consideration of $175,000.

            vi) On January 23, 2004, the Company issued 300,000 Common shares for property payments in the amount of $114,242 which was expensed in the consolidated statements of operations.

      d)    Warrants Issued

            As of April 30, 2004, 499,731 warrants have been issued by the Company. Each warrant entitles its holder to purchase one common share at an exercise price of $1.00 per share. The warrants expire on September 30, 2004.

            The warrants do not confer upon the holders any rights or interest as a shareholder of the Company.

10.   COMMITMENTS AND CONTINGENCIES

      On July 7, 2002, YGC acquired a group of mining claims in the Mount Hinton area of the Yukon Territory in Canada from the Hinton Syndicate, a claim group controlled by four individuals, 2 of which are directors of the Company. The agreement contains several specific conditions, which are summarized below:

      - The Company has to provide for yearly-shared property payments and work program expenses amounting to $4,256,000 over a period of five years. In return, the Company will earn interest in the mining claims at a rate of 25% after work program expenditures of $1,140,000, 50% after $1,900,000 and 75% after $3,800,000. The
            Company has incurred $304,000 in work program expenditures as required to July 7, 2004 and is required to incur $247,000 prior to July 7, 2005, $1,140,000 between July 7, 2005 and July 7, 2006 and
            $2,109,000 between July 7, 2006 and July 7, 2007.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)

10.   COMMITMENTS AND CONTINGENCIES (cont'd)

      - The Company has made the first three (3) property payments totaling $190,000 and is required to pay $114,000 on July 7, 2005 and $152,000 on July 7, 2006. The property payments, work program expenses and earned interest can be accelerated.

      - The Company can cancel the agreement at any time and be left with the interest earned to date in the mining claims. If the agreement is terminated when 50% is earned, the earned interest will be reduced to 45% so as to return control and financing flexibility to the Hinton Syndicate.

      - After the Company has earned an initial 25% in interest, it can decide to postpone future expenditures if market conditions are difficult.

      - After the Company has earned its 75% interest, the agreement provides for a joint venture to be set up for future financing to be shared with the Hinton Syndicate. The Company will also have a further option to acquire the remaining 25% interest by buying-out the Hinton Syndicate for $3,800,000.

      - The Hinton Syndicate is entitled to a 2% Net Smelter Returns ("NSR") royalty. In the event that the Company exercises its option to buy-out the remaining interest of the Hinton Syndicate, the NSR will become 3% and the Hinton Syndicate will retain the royalty interest only.

      - Each member of the Hinton Syndicate is entitled to receive their share of the annual property payments in common shares of the Company at a 10% discount to the market.

      - If the Company fails to make the required property payment and incur at least $1,140,000 (CDN$1,500,000) in program expenses, it may not earn any interest in the claims. The Company will be required to raise additional funds to meet these obligations.

11.   RELATED PARTY TRANSACTIONS

      During the year ending April 30, 2004 the Company and it's subsidiary were invoiced by Medallion Capital Corp. a total of $78,035 (CDN$104,832) for fees which include office rental, equipment rental, bookkeeping services, secretarial services, out of pocket expenses and consulting services in the preparation of the registration statement and other corporate documents. The Company continues to pay $7,444 (CDN$10,000) per month for these facilities and services. Medallion Capital Corp. is 100% owned by Stafford Kelley, an officer and director of the Company.

12.   SUBSEQUENT EVENTS

      a) Subsequent to April 30, 2004 the Company issued a convertible promissory note on May 14, 2004 to one accredited investor for $56,250. The note bears interest at 2% per annum. The note is convertible at the later of one year or the effective date of the registration statement filed with the Securities and Exchange Commission. The note is convertible at the option of the investor or the Company into 75,000 shares of common stock and 37,500 warrants. Each warrant entitles the holder to purchase one share of common stock for $1.25 per share on or before December 31, 2005.


              The accompanying notes are an integral part of these
                       consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2004 AND APRIL 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)


12.   SUBSEQUENT EVENTS (cont'd)

      b) On June 25, 2004 the Company issued a promissory note to a shareholder,
      J. L. Guerra Jr., for $100,000. The note is non-interest bearing and due on demand. The Company agreed to pay a financing fee of $5,000.

      c) On June 28, 2004 the Company issued a promissory note to a shareholder, Stafford Kelley, for $72,881 (CDN$100,000). The note is non-interest bearing and due on demand. The Company agreed to pay a financing fee of $3,722 (CDN$5,000).


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          YUKON GOLD CORPORATION, INC.

                         (AN EXPLORATION STAGE COMPANY)

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                  JULY 31, 2004

                        (AMOUNTS EXPRESSED IN US DOLLARS)

                                   (UNAUDITED)

                          YUKON GOLD CORPORATION, INC.

                         (AN EXPLORATION STAGE COMPANY)

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                  JULY 31, 2004

                        (AMOUNTS EXPRESSED IN US DOLLARS)

                                   (UNAUDITED)



                                TABLE OF CONTENTS

                                                                                      PAGE NO

Interim Consolidated Balance Sheets as of July 31, 2004 and April 30, 2004              1-2

Interim Consolidated Statements of Operations for the quarters ended July 31, 2004
    and July 31, 2003                                                                   3

Interim Consolidated Statements of Cash Flows for the quarters ended July 31, 2004
    and July 31, 2003                                                                   4

Interim Consolidated Statements of Changes in Stockholders' (Deficiency)
Equity for the quarter ended July 31, 2004 and the year ended April 30, 2004            5

Condensed Notes to Interim Consolidated Financial Statements                            6-8

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
INTERIM CONSOLIDATED BALANCE SHEETS
AS AT JULY 31, 2004 AND APRIL 30, 2004
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

                                                     July 31,     April 30,
                                                         2004          2004

                                                            $             $

                                     ASSETS

CURRENT ASSETS

    Cash and cash equivalents                          59,928       134,925
    Prepaid expenses and other                         42,921         8,583
                                                      -------       -------

                                                      102,849       143,508


PROPERTY, PLANT AND EQUIPMENT                           5,371         5,478
                                                      -------       -------

                                                      108,220       148,986
                                                      =======       =======


          See condensed notes to the consolidated financial statements.

APPROVED ON BEHALF OF THE BOARD

/s/Warren Holmes
Warren Holmes, Director

/s/ Stafford Kelley
Stafford Kelley, Director

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
INTERIM CONSOLIDATED BALANCE SHEETS
AS AT JULY 31, 2004 AND APRIL 30, 2004
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

                                                         July 31,       April 30,
                                                             2004            2004

                                                                $               $

                                   LIABILITIES

CURRENT LIABILITIES
    Accounts payable and accrued liabilities               38,552          30,686

    Convertible promissory note                            56,250              --

    Demand promissory notes                               175,216              --
                                                         --------        --------

                                                          270,018          30,686
                                                         --------        --------

                 SHAREHOLDERS' (DEFICIENCY) EQUITY

CAPITAL STOCK                                                 882             882

ADDITIONAL PAID-IN CAPITAL                                697,299         697,299

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)             (12,078)        (12,192)

DEFICIT, ACCUMULATED DURING THE EXPLORATION STAGE        (847,901)       (567,689)
                                                         --------        --------

                                                         (161,798)        118,300
                                                         --------        --------

                                                          108,220         148,986
                                                         ========        ========

          See condensed notes to the consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS ENDED JULY 31, 2004 AND JULY 31, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

                                                                      For the            For the
                                                                      quarter            quarter
                                                 Cumulative             ended              ended
                                                      since          July 31,           July 31,
                                                  inception              2004              2003

                                                          $                 $                 $
REVENUE                                                  --                --                --

OPERATING EXPENSES

    General and administration                      223,209            77,163            21,485
    Project expenses                                646,576           202,771            25,950
    Exploration Tax Credit                          (24,239)               --                --
    Amortization                                      2,355               278               348
                                                 ----------        ----------        ----------

TOTAL OPERATING EXPENSES                            847,901           280,212            47,783
                                                 ----------        ----------        ----------

LOSS BEFORE INCOME TAXES                           (847,901)         (280,212)          (47,783)

    Income taxes                                         --                --                --
                                                 ----------        ----------        ----------

NET LOSS                                           (847,901)         (280,212)          (47,783)
                                                 ==========        ==========        ==========

Earnings per share - basic and diluted                                  (0.03)            (0.01)
                                                                   ==========        ==========

Weighted average common shares outstanding                          8,515,508         4,027,932
                                                                   ==========        ==========

          See condensed notes to the consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE QUARTERS ENDED JULY 31, 2004 AND JULY 31, 2003
 (AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

                                                                                   For the        For the
                                                                                   quarter        quarter
                                                                Cumulative           ended          ended
                                                                     since        July 31,       July 31,
                                                                 inception            2004           2003

                                                                         $               $              $
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss for the year                                        (847,901)       (280,212)        (47,783)
    Items not requiring an outlay of cash:
      Amortization                                                  2,355             278             348
      Shares issued for property payment                          114,242              --              --
      Decrease (Increase) in prepaid expenses and deposits        (41,156)        (32,956)            908
      Increase in accounts payable and accrued
          liabilities                                              38,062           7,866           2,227
                                                                 --------        --------        --------

NET CASH USED IN OPERATING ACTIVITIES                            (734,398)       (305,024)        (44,300)
                                                                 --------        --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property, plant and equipment                      (6,784)             --              --
                                                                 --------        --------        --------

NET CASH USED IN INVESTING ACTIVITIES                              (6,784)             --              --
                                                                 --------        --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES
    Repayments from a shareholder                                   1,180              --           2,218
    Proceeds from Convertible promissory note                      56,250          56,250              --
    Proceeds from Demand promissory notes                         175,216         175,216              --
    Proceeds from issuance of shares                              583,939              --         112,051
                                                                 --------        --------        --------

NET CASH PROVIDED BY FINANCING ACTIVITIES                         816,585         231,466         114,269
                                                                 --------        --------        --------

EFFECT OF FOREIGN CURRENCY EXCHANGE
    RATE CHANGES                                                  (15,475)         (1,439)        (10,236)
                                                                 --------        --------        --------

NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS FOR THE YEAR                                        59,928         (74,997)         59,733

    Cash and cash equivalents, beginning of year                       --         134,925          20,756
                                                                 --------        --------        --------

CASH AND CASH EQUIVALENTS, END OF
    QUARTER                                                        59,928          59,928          80,489
                                                                 ========        ========        ========

INCOME TAXES PAID                                                                      --              --
                                                                                 ========        ========
INTEREST PAID                                                                          --              --
                                                                                 ========        ========

         See condensed notes to the consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
INTERIM CONSOLIDATED FINANCIAL STATEMENTS
OF CHANGES IN STOCKHOLDERS' (DEFICIENCY) EQUITY
FOR THE QUARTER ENDED JULY 31, 2004 AND
THE YEAR ENDED APRIL 30, 2004
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

                                                                                      Deficit,
                                                                                   accumulated                       Accumulated
                                   Number of           Common       Additional      during the                             Other
                                      Common           Shares          Paid-in     exploration     omprehensive    Comprehensive
                                      Shares           amount          Capital           stage    Income (loss)     Income (loss)
                                  ----------       ----------       ----------      ----------    -------------     ------------
                                                            $                $               $                $                $
Balance as of April 30, 2003       2,833,377          154,063            1,142        (124,783)              --              604
Issuance of Common shares          1,435,410          256,657               --              --               --               --
Issuance of warrants                      --               --            2,855              --               --               --
Shares repurchased                  (240,855)          (5,778)              --              --               --               --
Recapitalization pursuant to
   reverse acquisition             2,737,576         (404,265)         404,265              --               --               --
Issuance of Common shares          1,750,000              175          174,825              --               --               --
Issuance of Common shares
   for property payment              300,000               30          114,212              --               --               --
Foreign currency translation              --               --               --              --          (12,796)         (12,796)
Net loss for the year                     --               --               --        (442,906)        (442,906)              --
                                  ----------       ----------       ----------      ----------       ----------       ----------

Balance as of April 30, 2004       8,815,508              882          697,299        (567,689)        (455,702)         (12,192)
                                  ----------       ----------       ----------      ----------       ----------       ----------

Foreign currency translation              --               --               --              --              114              114
Net loss for the quarter                  --               --               --        (280,212)        (280,212)              --
                                  ----------       ----------       ----------      ----------       ----------       ----------

Balance as of July 31, 2004        8,815,508              882          697,299        (847,901)        (280,098)         (12,078)
                                  ==========       ==========       ==========      ==========       ==========       ==========

          See condensed notes to the consolidated financial statements.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2004
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

3.    BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of all recurring accruals) considered necessary for fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for the year ended April 30, 2005. Interim financial statements should be read in conjunction with the company's annual audited financial statements.

      The interim consolidated financial statements include the accounts of Yukon Gold Corporation, Inc. (the "Company") and its wholly owned subsidiary Yukon Gold Corp. ("YGC"). All material inter-company accounts and transactions have been eliminated.

2.    NATURE OF OPERATIONS AND GOING CONCERN

      The Company was incorporated under the laws of the state of Delaware on May 31, 2000 as Realdarts International, Inc. On August 3, 2000, the Articles of Incorporation were amended to change the name to Optima 2000, Inc. On August 8, 2000 the name was changed again to Optima International, Inc. and again on the same date to Optima Global Corporation. On February 5, 2001, the Company entered into a merger with Optima Global Corp. (a Florida Corporation) whereby the corporation issued one share of its stock for each share held by the stockholders of the Florida Corporation. On November 20, 2002, the Company changed its name to Take 4, Inc. and then on October 29, 2003 the Company became Yukon Gold Corporation, Inc.

      The Company is an exploration stage mining company. The Company has funded its operations to date through the issuance of shares.

      The Company's future success is dependent upon its ability to raise sufficient capital in order to continue to explore for an ore reserve on its mining claims. There is no guarantee that such capital will be available on acceptable terms, if at all.

3.    REVERSE ACQUISITION

      On November 17, 2003, the Company concluded a series of transactions whereby it acquired 100 % of the common shares of YGC. In consideration for this acquisition, the Company issued 4,027,932 Common shares to the former shareholders of YGC, which represented 59.5 % of the outstanding common shares of the Company on that date.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2004
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

3.    REVERSE ACQUISITION (cont'd)

      Notwithstanding that the Company became the legal acquirer of YGC; this transaction has been accounted for in these financial statements as a reverse merger equivalent to the issuance of stock by YGC for the net monetary assets of the Company accompanied by a recapitalization.

      The comparative interim consolidated financial statements of the Company are those of YGC and the merger and recapitalization was reported as a line item in the Statements of Changes in Stockholders' (Deficiency) Equity.

4.    COMMITMENTS AND CONTINGENCIES

      On July 7, 2002, YGC acquired a group of mining claims in the Mount Hinton area of the Yukon Territory in Canada from the Hinton Syndicate, a claim group controlled by four individuals, 2 of which are directors of the Company. The agreement contains several specific conditions, which are summarized below:

      The Company has to provide for yearly-shared property payments and work program expenses amounting to $4,140,174 (CDN$5,600,000) over a period of five years. In return, the Company will earn interest in the mining claims at a rate of 25% after work program expenditures of $1,108,975 (CDN$1,500,000), 50% after $1,848,292 (CDN$2,500,000) and 75% after
      $3,696,584 (CDN$5,000,000). The Company was required to incur work program expenses of $295,727 (CDN$400,000) prior to July 7, 2004. The actual expenditures incurred to July 7, 2004 were $534,260 (CDN$722,640), allowing a credit of $238,533 (CDN$322,640) towards future required program expenses and the Company is required to incur $240,278 (CDN$325,000) between July 7, 2004 and July 7, 2005. Of this amount $238,533 (CDN$322,640) has been carried forward from amounts spent prior to July 7, 2004. The Company is required to incur $1,108,975 (CDN$1,500,000) between July 7, 2005 and July 7, 2006 and $2,051,604
      (CDN$2,775,000) between July 7, 2006 and July 7, 2007, less any amounts credited from over expenditures in previous periods.

      - The Company has made the first three (3) property payments totaling $190,000 (CDN$250,000) and is required to pay $110,898 (CDN$150,000)
            on July 7, 2005 and $147,863 (CDN$200,000) on July 7, 2006. The
            property payments, work program expenses and earned interest can be accelerated.

      - The Company can cancel the agreement at any time and be left with the interest earned to date in the mining claims. If the agreement is terminated when 50% is earned, the earned interest will be reduced to 45% so as to return control and financing flexibility to the Hinton Syndicate.

      - After the Company has earned an initial 25% in interest, it can decide to postpone future expenditures if market conditions are difficult.

YUKON GOLD CORPORATION, INC.
(AN EXPLORATION STAGE COMPANY)
CONDENSED NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
JULY 31, 2004
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

4.    COMMITMENTS AND CONTINGENCIES (cont'd)

      - After the Company has earned its 75% interest, the agreement provides for a joint venture to be set up for future financing to be shared with the Hinton Syndicate. The Company will also have a further option to acquire the remaining 25% interest by buying-out the Hinton Syndicate for $3,696,584 (CDN$5,000,000).

      - The Hinton Syndicate is entitled to a 2% Net Smelter Returns ("NSR") royalty. In the event that the Company exercises its option to buy-out the remaining interest of the Hinton Syndicate, the NSR will become 3% and the Hinton Syndicate will retain the royalty interest only.

      - Each member of the Hinton Syndicate is entitled to receive their share of the annual property payments in common shares of the Company at a 10% discount to the market.

      - If the Company fails to make the required property payment and incur at least $1,108,975 (CDN$1,500,000) in program expenses during 2005, it may not earn any interest in the claims. The Company will be required to raise additional funds to meet these obligations.

5.    CONVERTIBLE PROMISSORY NOTE

      On May 14, 2004 the Company issued a convertible promissory note to one accredited investor for $56,250. The note bears interest at 2% per annum. The note is convertible at the later of one year or the effective date of the registration statement filed with the Securities and Exchange Commission. The note is convertible at the option of the investor or the Company into 75,000 shares of common stock and 37,500 warrants. Each warrant entitles the holder to purchase one share of common stock for $1.25 per share on or before December 31, 2005.

6.    DEMAND PROMISSORY NOTES

      a) On June 25, 2004 the Company issued an unsecured demand promissory note to a shareholder, J. L. Guerra Jr., for $100,000. The note is non-interest bearing and due on demand. The Company agreed to pay a financing fee of $5,000.

      b) On June 28, 2004 the Company issued an unsecured demand promissory note to a shareholder, Stafford Kelley, for $75,216 (CDN$100,000). The note is non-interest bearing and due on demand. The Company agreed to pay a financing fee of $3,697 (CDN$5,000).

7.    SUBSEQUENT EVENTS

      On September 15, 2004 the board of directors passed a resolution extending the expiry date of the warrants under the Convertible Promissory Note to June 30, 2006.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS

Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Yukon Gold to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Yukon Gold may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not Yukon Gold would have the legal power to indemnify them directly against such liability.

Costs, charges, and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Yukon Gold in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Yukon Gold and upon satisfaction of other conditions required by current or future legislation.

If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Yukon Gold nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Yukon Gold pursuant to the foregoing provisions, or otherwise, be advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS INDEX

The following exhibits are filed as part of this registration statement.

         Exhibit No.                    Description

            3.1         Certificate of Incorporation (previously filed)

            3.2         By Laws (previously filed)

            3.3         Certificate of Incorporation (previously filed)

            3.4 Certificate of Amendment of the Certificate of Incorporation of the Company dated August 3, 2000, filed on August 4, 2000 with the Delaware Secretary of State, which changed the name of the Company to "Optima 2000, Inc." (previously filed)

            3.5 Certificate of Amendment of the Certificate of Incorporation of the Company dated August 28, 2000, filed on August 29, 2000, which changed the name of the Company to "Optima International, Inc." (previously filed)

            3.6 Certificate of Amendment of the Certificate of Incorporation of the Company dated August 28,2000, filed with the Delaware Secretary of State on September 27, 2000, which changed the name of the Company to "Optima Global Corporation" (previously filed)

            3.7 Certificate of Merger dated February 2, 2001 and filed with the Delaware Secretary of State on February 5, 2001, in which the Company is the surviving corporation (previously filed)

            3.8 Certificate of Amendment of the Certificate of Incorporation of the Company dated November 20, 2002, filed with the Delaware Secretary of State on November 27, 2002, changing the name of the Company to "Take-4, Inc." (previously filed)

            3.9 Certificate of Amendment of the Certificate of Incorporation of the Company dated October 27, 2003, filed with the Delaware Secretary of State on October 29, 2003, changing the name of the Company to "Yukon Gold Corporation, Inc." (previously filed)

            4.1 Instrument Defining Rights of Holders [pages from the By-Laws of Yukon Gold] (previously filed)

            5.1 Legal Opinion dated March 11, 2004 of Kavinoky & Cook, LLP (previously filed)

            5.2 Legal Opinion dated May 20, 2004 of Kavinoky & Cook, LLP (previously filed)

            5.3 Legal Opinion dated July 7, 2004 of Kavinoky & Cook, LLP (previously filed)

            10.1 Share Purchase Agreement re: 3,000,000 Shares of Yukon Gold Corp. (previously filed)

            10.2        Assignment of Subscription Agreements (previously filed)

            10.3        Consulting Services Agreement (previously filed)

            10.4        Stock Option Plan (previously filed)

            10.5        Hinton Syndicate Agreement (previously filed)

            10.6 Hinton Syndicate Agreement with conformed signatures (previously filed)

            10.7        Form of Warrant issued to David J. Rittmueller
                        (previously filed)

            10.8        Loan and Subscription Agreement with David J.
                        Rittmueller (previously filed)

            10.9 Loan Agreement and Promissory Note issued to Stafford Kelley (previously filed)

            10.10 Loan Agreement and Promissory Note issued to J.L. Guerra, Jr. (previously filed)

            10.11       List of Subsidiaries (previously filed)

            23.1 Consent of Rotenberg & Co. LLP dated February 24, 2004 (previously filed)

            23.2 Consent of Rotenberg & Co. LLP dated May 13, 2004 (previously filed)

            23.3 Consent of Schwartz Levitsky Feldman llp dated March 10, 2004 (previously filed)

            23.4 Consent of Schwartz Levitsky Feldman llp dated May 18, 2004 (previously filed)

            23.5 Consent of Archer, Cathro & Associates (1981) Ltd. dated February 27, 2004 (previously filed)

            23.6 Consent of Archer, Cathro & Associates (1981) Ltd. to the reference of their firm as "experts" dated May 14, 2004 (previously filed)

            23.7 Consent of Junior Mine Services Ltd. to the reference of their firm as "experts" dated May 14, 2004 (previously filed)

            23.8 Letter Re: Change of Auditors from Rotenberg & Co. LLP (previously filed)

            23.9 Consent of Schwartz Levitsky Feldman llp dated June 29, 2004 (previously filed)

            23.10       Revised Consulting Services Agreement (previously filed)

            23.11 Consent of Schwartz Levitsky Feldman llp dated July 23, 2004 (previously filed)


            23.12 Consent of Schwartz Levitsky Feldman llp dated September 7, 2004 (previously filed)

            23.13       Consent of Schwartz Levitsky Feldman llp dated October
                        6, 2004


            23.14 Letter of Hinton Syndicate dated September 24, 2004 regarding satisfaction of exploration expenses and option payments (previously filed)

            23.15       Consent of Schwartz Levitsky Feldman llp dated
                        November 11, 2004


            99.2 Map of the Location of the Mount Hinton Property (previously filed)


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses, incurred or expected to be incurred by Yukon Gold in connect with the registration of the securities being offered by the selling shareholders. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this registration. Selling security holders will not pay any part of these expenses.


SEC Registration Fee                                            $      202.00
Legal Fees and Expenses*                                        $   60,000.00*
Accounting Fees and Expenses*                                   $   15,000.00*
Printing                                                        $   10,000.00*
Miscellaneous*                                                  $    5,000.00
                                                                -------------
TOTAL*                                                          $   90,202.00


                     RECENT SALE OF UNREGISTERED SECURITIES

Prior to November 10, 2003, Yukon Gold had not issued any securities for three
(3) years. On November 10, 2003 we issued 3,000,000 common shares to eleven (11) Canadian citizens for CDN$100,000 (US $76,000). None of these subscribers were US citizens or were acting on behalf of any US citizens and all of the shares issued in the private placement came to rest in Canada. All offers and sales were made as part of an "offshore transaction" as that term is defined in Item 902(h) and were exempt from registration under the Securities Act of 1933 pursuant to Rule 903, Category 3, of Regulation S promulgated under the Securities Act of 1933. There were no directed selling efforts in the U.S. The subscribers were as follows.

                                                                                                    NO. OF SHARES
Peter           Slack       5954 Winston Churchill Blvd.            Alton            ON     L0N 1A0     150,000

John            Slack       Box 100                                 Hillsborough     ON     N0B 1Z0     150,000

Kathleen        Young       RR #1, 5918 10th Line                   Erin             ON     N0B 1T0     150,000

Carol           Slack       5920 Winston Churchill Blvd. RR #1      Erin             ON     N0B 1T0     150,000

Wendy           Slack       510 - 4550 47th Street SW               Calgary          AB     T3E 6W5     150,000

J Malcolm       Slack       5920 Winston Churchill Blvd. RR #1      Erin             ON     N0B 1T0     120,000

Richard         Ewing       Box 111                                 Mayo             YT     M0B 1M0     382,500

Robert          Wagner      Site 1, Box 7                           Keno City        YT     Y0B 1J0     127,500

James B.        Smith       2726 Mara Drive                         Coquitlam        BC     V3C 5R9     120,000

Stafford        Kelley      146 Trelawn Ave.                        Oakville         ON     L6J 4R2     750,000

Warren          Holmes      c/o: Nuinsco Resources                  Tortonto         ON     M9B 6J7     750,000
                            110 - 940 The East Mall

On November 10, 2003 we accepted subscriptions from nine U.S. residents for 1,750,000 common shares at US $0.10 per share for a total of US $175,000. The Company relied upon Rule 504 in connection with the November 10, 2003 offering of shares to U.S. persons. The total amount offered and sold in the November 10, 2003 offering was under $1 million and there was no subsequent trading in the shares. All investors in that offering represented to the Company in their respective subscription agreements that they were purchasing the securities for their own account and for investment purposes. The offering was made to nine persons and there was no advertisement or public promotion of the offering. All of these shares are covered by this registration statement. The Subscribers were as follows:

                                                                                                         NO. OF SHARES
J.L.                    Guerra            11202 Disco Drive            San Antonio             TX            129,730

Duane                   Englemeier        1739 Royal Crescent          San Antonio             TX             27,200

Bruce                   A. Knox           18742 Calle Cierra           San Antonio             TX             68,000

J. Mike                 Yantis            PO Box 17045                 San Antonio             TX            100,000

B. F.                   Pittman III       309 Parkhill                 San Antonio             TX             68,000

Joranamo Trust                            11202 Disco Drive            San Antonio             TX            400,000

Daniel                  J. Kruse          26 Inwood Point              San Antonio             TX            400,000

Robert                  T. Brocker        1931 Flaming Oak             New Braunfels           TX            400,000

Melanie Ann             Gusler            515 Thorain                  San Antonio             TX            157,070


On November 17, 2003 we closed upon into an Assignment Agreement dated November 1, 2003 with YGC, our wholly owned subsidiary, pursuant to which YGC assigned to Yukon Gold ten subscription agreements for shares and warrants of YGC. YGC entered into such subscription agreements pursuant to an exemption from registration pursuant to Rule 504 of Regulation D because the total dollar value of these subscriptions was US$390,883 and was offered to a total of ten investors in a private offering. No shares of YGC were issued to subscribers prior to the assignment. Prior to the assignment, each subscriber was informed orally by an officer of Yukon Gold and YGC that YGC would become the wholly owned operating subsidiary of Yukon Gold and that the business of YGC would become the business of Yukon Gold. Each of the ten subscribers consented to the assignment. As a result of such assignment, the ten subscription agreements became subscriptions for shares and warrants of Yukon Gold. On November 17, 2004 our Board of Directors authorized the issue of 1,027,932 common shares to the holders of the subscription agreements and authorized the transfer agent to record these shares as issued to such holders. The Board of Directors also authorized the issuance of 399,731 warrants to such holders. Each warrant entitles the holder to purchase one (1) share of the common stock of Yukon Gold at CDN $1.00 or US$0.77 on or before June 30, 2006. The proceeds from these subscriptions was of CDN$448,464.50 (or US$344,973.35) plus US$50,000.00 for a total of US$-390,883.02. The Assignment of YGC's subscription agreements to Yukon Gold was exempt from registration pursuant to Rule 504 of Regulation D because it fell below the $1 million limit for offerings made in reliance upon such exemption and because the subscription agreements assigned to Yukon Gold contained representations of each subscriber that the shares and warrants were being purchased for their own account and for investment purposes. In addition, each subscriber covenanted not to re-sell the shares except pursuant to an exemption from registration under the Securities Act of 1933. There was no advertisement or public promotion in connection with this transaction. The Subscribers are as follows:


                                                                                                            SHARES      WARRANTS
J.L.                    Guerra             11202 Disco Drive              San Antonio          TX          180,180         90,090

Arthur                  G. Mitton III      794 Eames Way                  Marshfield           MA           42,000         14,000

Kenneth                 Deckard            26607 Harmony Hills            San Antonio          TX           83,400         27,800

Kenneth                 Hope               10202 Penhaven                 San Antonio          TX          108,960         36,320

Duane                   Englemeier         1739 Royal Crescent            San Antonio          TX           53,913         17,971

Bruce                   A. Knox            18742 Calle Cierra             San Antonio          TX          135,135         45,045

J. Mike                 Yantis             PO Box 17045                   San Antonio          TX          131,001         43,667

B. F.                   Pittman III        309 Parkhill                   San Antonio          TX          131,001         43,667

Ray                     Fulks              National Bank of Daingerfield  Daingerfiled         TX           40,000         20,000
                                           107 Webb St. Box W

Warren & Julie          Cook               27930 Elm Grove                San Antonio          TX          122,342         61,171


On January 23, 2004 Yukon Gold issued 300,000 common shares and 100,000 warrants to the four (4) members of the Hinton Syndicate the original claim owners. Each warrant entitles the holder to purchase one (1) common share at CDN $1.00 on or before June 30, 2006. The issue price was CDN $150,000 or US$114,775 and the shares and warrants were issued in lieu of a cash option payment of CND$150,000 due on July 7, 2004 to the Hinton Syndicate. These shares and warrants were issued as option payments under the Hinton Syndicate Agreement in lieu of cash and as permitted under the Hinton Syndicate Agreement. All of the members of the Hinton Syndicate were shareholders of Yukon Gold. We relied on the exemption in Rule 504 of Regulation D of the Securities Act.

On May 14, 2004, Yukon Gold borrowed US$56,250 from a single accredited investor in the United States. Yukon Gold issued a promissory note to the lender that provided that the promissory note could be converted into common shares of the Company at US$0.745 per share and warrants to acquire common shares at $0.01 per warrant. Each such warrant has an exercise price of $1.25 per share on or before June 30, 2006. The conversion right does not become effective prior to the later of (i) the one-year anniversary of the note or (ii) such time as Yukon Gold has registered a portion of its shares under the Securities Act of 1933 and is a reporting company under the Securities Exchange Act of 1934. In addition, Yukon Gold could require conversion of the promissory note into shares of common stock and warrants. Because the promissory note was issued subsequent to the filing with the Securities and Exchange Commission of this registration statement, it is possible - but not conceded by Yukon Gold - that this transaction was not exempt from registration under Section 5 of the Securities Act of 1933 (the "Act") because of the public nature of the registration statement. Yukon Gold believes the transaction to be exempt by reason of the provisions of Section 4(2) of the Act and Regulation D, Rule 506 thereunder. Should no exemption from
Section 5 registration have been available for such transaction, Yukon Gold could be held liable under Section 12(1) of the Act to the note holder for the purchase price of the note, with interest thereon, less any income received thereon, upon the tender of the note to the Company, or for damages if the note holder no longer owns the note. Such an action would have to be brought in a court within one year after the purchase of the note. To the extent that any such actions should be filed and successfully litigated, Yukon Gold's operations, plans and ability to finance business operations would be adversely affected.


                                  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution; and

(iv) Remove from registration any of the securities that remain unsold at the end of the offering.

That, for determining liability under the Securities Act, the Registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES



In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Canada on November 11, 2004.



                                 YUKON GOLD CORPORATION, INC.

                                 By: /s/ Stafford Kelley
                                     Name:  Stafford Kelley
                                     Title: Director & Secretary Treasurer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                   TITLE                                     DATE
/s/ Warren Holmes                           Chairman of the Board and Chief           November 11, 2004
Warren Holmes                               Executive Officer


/s/ Stafford Kelley                         Secretary/Treasurer and Director;         November 11, 2004
Stafford Kelley                             Principal Accounting Officer


/s/ Peter Slack                             President and Director                    November 11, 2004
Peter Slack


/s/ Malcolm Slack                           Director                                  November 11, 2004
Malcolm Slack


/s/ Richard Ewing                           Director                                  November 11, 2004
Richard Ewing